                                                                   EXHIBIT 10.65


________________________________________________________________________________



                   FIRST RESTATED LOAN AGREEMENT (REVOLVER)


                     -------------------------------------



                          WESTERN GAS RESOURCES, INC.

                                      and


                          NATIONSBANK OF TEXAS, N.A.



                     -------------------------------------


                                 $325,000,000


                               September 2, 1994



________________________________________________________________________________

                           LOAN AGREEMENT (Revolver)

                               Table of Contents

                                                                     Page
                                                                     ----
ARTICLE I          Definitions and References........................ -1-


     Section 1.1.  Defined Terms..................................... -1-
     Section 1.2.  Exhibits and Schedules; Additional
                     Definitions.................................... -12-
     Section 1.3.  Amendment of Defined Instruments................. -12-
     Section 1.4.  References and Titles............................ -12-
     Section 1.5.  Calculations and Determinations.................. -13-

ARTICLE II                  The Loans............................... -13-

     Section 2.1.  Loans............................................ -13-
     Section 2.2.  Rate Elections................................... -14-
     Section 2.3.  Requests for Advances; Funding the
                     Advances....................................... -15-
     Section 2.4.  Use of Proceeds.................................. -16-
     Section 2.5.  Optional Prepayments............................. -16-
     Section 2.6.  Scheduled Payments............................... -17-
     Section 2.7.  Mandatory Prepayments............................ -17-
     Section 2.8.  Initial Mandatory Prepayment Ratio
                     Determination.................................. -19-
     Section 2.9.  Payments to Lenders.............................. -19-
     Section 2.10.  Fees............................................ -20-
     Section 2.11.  Increased Cost of Fixed Rate Portions........... -21-
     Section 2.12.  Change of Law................................... -21-
     Section 2.13.  Funding Losses.................................. -22-
     Section 2.14.  Reimbursable Taxes.............................. -22-
     Section 2.15.  Increased Capital............................... -23-
     Section 2.16.  Interest Rate Changes........................... -23-

ARTICLE III             Letters of Credit........................... -24-

     Section 3.1.  LCs.............................................. -24-
     Section 3.2.  Reimbursement of LCs............................. -25-
     Section 3.3.  Transferees of LCs............................... -26-
     Section 3.4.  Extension of Maturity of LCs..................... -27-
     Section 3.5.  Restriction on Liability......................... -27-
     Section 3.6.  No Duty to Inquire............................... -28-

ARTICLE IV       Conditions Precedent to Lending.................... -28-

     Section 4.1.  Documents to be Delivered and Fees to be
                     Paid........................................... -28-
     Section 4.2.  Additional Conditions Precedent.................. -29-



ARTICLE V        Representations and Warranties..................... -30-

     Section 5.1   Representations and Warranties by
                     Borrower....................................... -30-
     Section 5.2.  Representation by Lenders........................ -34-

ARTICLE VI            Covenants of Borrower......................... -35-

     Section 6.1.  Affirmative Covenants............................ -35-
     Section 6.2.  Negative Covenants............................... -41-

ARTICLE VII                 Security................................ -50-

     Section 7.1.  The Security..................................... -50-
     Section 7.2.  Offset........................................... -50-
     Section 7.3.  Guaranties....................................... -51-
     Section 7.4.  Deposits......................................... -51-

ARTICLE VIII     Events of Default and Remedies..................... -52-

     Section 8.1.  Events of Default................................ -52-
     Section 8.2.  Remedies......................................... -56-
     Section 8.3.  Indemnity........................................ -56-

ARTICLE IX                    Agent................................. -57-

     Section 9.1.  Appointment and Authority........................ -57-
     Section 9.2.  Agent's Reliance, Etc............................ -57-
     Section 9.3.  Lenders' Credit Decisions........................ -58-
     Section 9.4.  Indemnification.................................. -58-
     Section 9.5.  Rights as Lender................................. -59-
     Section 9.6.  Sharing of Set-Offs and Other Payments........... -59-
     Section 9.7.  Investments...................................... -60-
     Section 9.8.  Benefit of Article IX............................ -60-
     Section 9.9.  Resignation...................................... -60-
     Section 9.10.  Agency/Administrative Fee....................... -61-

ARTICLE X                 Miscellaneous............................. -61-

     Section 10.1.  Waivers and Amendments;
                     Acknowledgements............................... -61-
     Section 10.2.  Survival of Agreements; Cumulative
                     Nature......................................... -63-
     Section 10.3.  Notices......................................... -63-
     Section 10.4.  Parties in Interest............................. -64-
     SECTION 10.5.  GOVERNING LAW................................... -64-
     Section 10.6.  Limitation on Interest.......................... -64-
     Section 10.7.  Optional Termination............................ -65-
     Section 10.8.  Severability.................................... -66-
     Section 10.9.  Binding Effect.................................. -66-
     Section 10.10.  Counterparts................................... -68-
     Section 10.11.  Restatement.................................... -68-

                    FIRST RESTATED LOAN AGREEMENT (Revolver)
                    ----------------------------------------

     THIS FIRST RESTATED LOAN AGREEMENT is made as of September 2, 1994 (to become effective, together with the Notes of even date herewith, once the conditions precedent set forth in Article IV have been met and that this Agreement has been executed by all parties hereto) among WESTERN GAS RESOURCES, INC., a Delaware corporation, which is a consolidated entity comprised of Western Gas Resources, Inc. and its Subsidiaries (herein called "Borrower"), the banks (each a "Lender" and, collectively, "Lenders") listed in Schedule 3 hereto, and NATIONSBANK OF TEXAS, N.A., a national banking association, as Agent for Lenders (herein called "Agent"). In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                                   ARTICLE I

                          Definitions and References
                          --------------------------

     Section 1.1.  Defined Terms.  As used in this Agreement, each of the
                   -------------
following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

     "Additional Preferred Stock" means the 1,400,000 shares of the $2.28
      --------------------------
Cumulative Preferred Stock of Borrower.

     "Advance" has the meaning given such term in Section 2.1.
      -------

     "Affiliate" means, as to any Person, each other Person that directly or
      ---------
indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

     "Agent" means NationsBank of Texas, N.A., as Agent hereunder, and its
      -----
successors in such capacity.

     "Agreement" means this First Restated Loan Agreement (Revolver).
      ---------

     "Authorized Officer" means, with respect to any act to be performed or duty
      ------------------
to be discharged by or on behalf of any Person who is not an individual, any officer, agent or representative thereof who is at the time in question authorized to perform such act or discharge such duty on behalf of such Person.

     "Base Rate" means with respect to each Base Rate Portion of the Loans, the
      ---------
per annum rate of interest equal to the greater of (i) the Prime Rate from time to time in effect or (ii) the Federal Funds Rate from time to time in effect plus one-half of one percent (.50%). If the Prime Rate or the Federal Funds Rate, as the case may be, change after the date hereof, the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in the Prime Rate or the Federal Funds Rate, as the case may be.

     "Base Rate Portion" means that portion of the unpaid principal balance of
      -----------------
the Loans which is not made up of Fixed Rate Portions.

     "Borrower" has the meaning given it in the opening paragraph of this
      --------
Agreement.

     "Business Day" means a day on which commercial banks are open for business
      ------------
with the public in Dallas, Texas and New York City, New York. Any Business Day in any way relating to Fixed Rate Portions (such as the day on which a Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

     "Change in Control" means any of the following: (i) the occurrence of a
      -----------------
Founders Ownership Change; or (ii) Brion G. Wise ceases to be a director of Borrower for reasons other than death or disability; or (iii) Bill M. Sanderson ceases to be a director of Borrower for reasons other than death or disability. For purposes of this definition, a "Founders Ownership Change" shall be deemed to have occurred at any point in time at which a Person or Persons acting in concert (such Person or Persons herein referred to as an "Acquiring Person") obtain legal or beneficial ownership (within the meaning of Rule 13d-3, promulgated by the Securities and Exchange Commission and now in effect under the Securities Exchange Act of 1934, as amended) of a number of Voting Shares greater than or equal to the Voting Shares owned by the Founders at the time of calculation. For purposes of calculating the number of Voting Shares of any Founder for purposes of this definition, the Voting Shares owned legally or beneficially by such Founder shall be included in the Voting Shares of an Acquiring Person (and excluded from the Voting Shares of the remaining Founders) if such Founder votes his Voting Shares in concert with an Acquiring Person against the remaining Founders in (A) an election for the Board of Directors or
(B) the modification of the Borrower's certificate of incorporation or by-laws.

     "CIGNA Group" means, collectively, Connecticut General Life Insurance
      -----------
Company, CIGNA Property and Casualty Insurance Company, Insurance Company of North America, Life Insurance Company of North America, The Canada Life Assurance Company, Canada Life Insurance Company of America, Canada Life Insurance Company of New York, The Franklin Life Insurance Company and Royal Maccabees Life Insurance Company.

     "Closing Date" means the date on which this Agreement becomes effective.
      ------------

     "Collateral" means all tangible or intangible real or personal property
      ----------
which, under the terms of any Security Document, is or is purported to be encumbered thereby or subject thereto.

     "Commitment" means (i) from the Closing Date to and including December 31,
      ----------
1994, the amount of $325,000,000 minus the LC Balance at the time in question and (ii) from January 1, 1995 to and including the last day of the Commitment Period, $300,000,000 minus the LC Balance at the time in question.

     "Commitment Period" means the period from and including the Closing Date
      -----------------
until and including the earlier of October 1, 1996 or the day on which the Notes become due and payable in full.

     "Consolidated" refers to the consolidation of any Person, in accordance
      ------------
with Generally Accepted Accounting Principles, with its properly consolidated Subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated Subsidiaries.

     "Debt Securities" means, collectively, (i) the Senior Notes dated October
      ---------------
27, 1992 issued by Borrower pursuant to that certain Master Shelf Agreement dated as of December 19, 1991 between Borrower and The Prudential Insurance Company of America, as amended and restated from time to time and (ii) the 7.65% Senior Notes due May 31, 2003 in the aggregate principal amount of $50,000,000 issued by Borrower pursuant to various Note Purchase Agreements among Borrower, MIGC, MGTC, WGRS, WGRT and each member of the CIGNA Group, as amended and restated from time to time.

     "Debt to Capitalization Ratio" means, at the time of determination, the
      ----------------------------
ratio of (a) the Adjusted Funded Debt of Borrower to (b) the sum of (i) the Adjusted Funded Debt of Borrower plus (ii) Borrower's Shareholders' Equity. As
                                 ----
used in this definition, "Shareholders' Equity" means the remainder of (1) Borrower's Consolidated assets minus (2) the sum of (x) Borrower's Consolidated
                               -----
liabilities plus (y) all treasury stock of Borrower and its Subsidiaries plus
(z) all intangible assets of Borrower and its Subsidiaries (including without limitation all patents, copyrights, licenses, franchises, goodwill, trade names and trade secrets); provided that the term "Shareholder's Equity" shall include the book value of long-term gas contracts with producers that Borrower assumes in connection with acquisitions that are reflected on the books of Borrower as assets. As used in this definition, "Adjusted Funded Debt of Borrower" means, at the time of determination, the sum of (1) Funded Debt plus (2) Excess Working Capital Deficit.

     "Default" has the meaning given it in Section 8.1.  An Event of Default is
      -------
a Default as well.

     "Disclosure Schedule" means (a) Schedule 1 hereto and (b) any documents
      -------------------
listed on such schedule and expressly incorporated therein by reference, so long as Borrower has heretofore delivered true and correct copies of such documents to

Agent and each Lender. Insofar as any representations and warranties made herein are incorporated by reference or otherwise remade in Loan Documents delivered after the date hereof, the term "Disclosure Schedule" shall in such representations and warranties be deemed to refer to all documents, instruments or other writings which have at the time in question been delivered to Agent and each Lender in connection with the transactions contemplated herein.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA
      ----------
maintained by any Related Person or any Affiliate thereof to which any Related Person is required to contribute.

     "Eurodollar Rate" means, with respect to each particular Fixed Rate Portion
      ---------------
within a Tranche and with respect to the related Interest Period, the rate of interest per annum determined by Agent on behalf of Lenders in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to NationsBank at approximately 9:00 a.m. Dallas time two Business Days prior to the first day of such Interest Period (by prime banks in the interbank eurocurrency market which have been selected by NationsBank in accordance with its customary general practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of such Fixed Rate Portion of NationsBank within such Tranche and for a period of time equal or comparable to the length of such Interest Period. The Eurodollar Rate determined by Agent with respect to a particular Fixed Rate Portion shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable so to determine the Eurodollar Rate for any Fixed Rate Portion, or if the associated Fixed Rate would exceed the maximum rate of interest, if any, then permitted to be charged on the Note to which it relates under applicable law Borrower shall be deemed not to have elected such Fixed Rate Portion.

     "Eurodollar Spread" with respect to each Fixed Rate Portion of the Loans,
      -----------------
(a) if the Debt to Capitalization Ratio is less than or equal to .25 to 1.0, .5625%; (b) if the Debt to Capitalization Ratio is greater than .25 to 1.0 but less than or equal to .30 to 1.0, three-quarters of one percent (0.75%); (c) if the Debt to Capitalization Ratio is greater than .30 to 1.0 but less than or equal to .40 to 1.0, seven-eighths of one percent (0.875%); (d) if the Debt to Capitalization Ratio is greater than .40 to 1.0 but less than or equal to .50 to 1.0, one percent (1.0%); and (e) if the Debt to Capitalization Ratio is greater than .50 to 1.0, one and one-quarter of one percent (1.25%). Each of the above listed Eurodollar Spreads will be reduced by one-eighth of one percent (.125%) upon the issuance by Borrower of either Funded Debt which has a maturity in excess of six years or capital stock, which issuance results in net proceeds to Borrower of at least $100,000,000.

     "Event of Default" has the meaning given it in Section 8.1.
      ----------------

     "Excess Working Capital Deficit" means (i) if Borrower's Working Capital is
      ------------------------------
greater than or equal to negative $10,000,000, zero, or (ii) if Borrower's Working Capital is less than negative $10,000,000, the product of (A) the amount of such Working Capital plus $10,000,000 multiplied by (B) negative one (for
                        ----             -------------
example, if Working Capital equals negative $15,000,000, the Excess Working Capital Deficit would equal $5,000,000). For purposes of this definition, "Working Capital" means the remainder of Borrower's Consolidated current assets minus Borrower's Consolidated current liabilities, excluding current maturities
- - -----
of long-term Indebtedness.

     "Existing Agreements" shall mean that certain Loan Agreement (Revolver)
      -------------------
dated as of August 31, 1993, among Borrower, Agent and various lenders thereto as amended by that certain First Amendment to Loan Agreement (Revolver) dated as of December 31, 1993.

     "Federal Funds Rate" means for each day, the rate (expressed as a per annum
      ------------------
rate and rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

     "Fiscal Quarter" means any three-month period ending on March 31, June 30,
      --------------
September 30 or December 31 of any year.

     "Fiscal Year" means any twelve-month period ending on December 31 of any
      -----------
year.

     "Fixed Rate" means, with respect to each particular Fixed Rate Portion and
      ----------
the associated Eurodollar Rate and Reserve Percentage, the rate per annum calculated by Agent on behalf of Lenders (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

     Fixed Rate =

     Eurodollar Rate             + Eurodollar Spread
     ---------------------------
     100.0% - Reserve Percentage

The Fixed Rate shall change as the associated Reserve Percentage changes. The Fixed Rate shall be fixed for the Interest Period elected for such Fixed Rate Portion.

     "Fixed Rate Portion" means any portion of the unpaid principal balance of
      ------------------
any of the Loans which Borrower designates as such in a Rate Election.

     "Founders" means, collectively, Brion G. Wise, Bill M. Sanderson, Walter L.
      --------
Stonehocker, Dean Phillips, Ward Sauvage and their immediate families and the companies through which they hold ownership in Borrower.

     "Funded Debt" means the aggregate of the following Indebtedness of Borrower
      -----------
and its Subsidiaries, after elimination of intercompany items and other Consolidation in accordance with Generally Accepted Accounting Principles: (a) Indebtedness (including the Obligations) for borrowed money, regardless of maturity, (b) Indebtedness constituting an obligation to pay the deferred purchase price of property, (c) Indebtedness evidenced by a bond, debenture, note or similar instrument and (d) Indebtedness which is due and payable at the time in question, with respect to letters of credit or applications or reimbursement agreements therefor; provided however that any amounts outstanding under subordinated notes into which shares of Preferred Stock have been converted (following Majority Lenders' consent thereto) shall be included in Funded Debt following such conversion.

     "Generally Accepted Accounting Principles" means those generally accepted
      ----------------------------------------
accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, (a) are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements, and (b) are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower and, on a Consolidated basis, of Borrower and its Consolidated Subsidiaries. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after written notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated Subsidiaries.

     "Grace Period" has the meaning given it in Section 8.1.
      ------------

     "Grass-Roots Projects" means all facilities related to the
      --------------------
production, storage, processing or transportation of oil, gas, other hydrocarbons or other minerals which are constructed and owned by Borrower.

     "Guarantor" means MIGC, MGR, MGTC, WGRS, WGRO and WGRT and any other Person
      ---------
which has guaranteed some or all of the Obligations pursuant to a guaranty listed on Schedule 2 or any other Person which has guaranteed some or all of the Obligations and which has been accepted by Majority Lenders as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Agent conforming to Section 7.3.

     "Indebtedness" means, as to any Person, all indebtedness, liabilities and
      ------------
obligations of such Person, whether primary or secondary, direct or indirect, absolute or contingent.

     "Initial Financial Statements" means (i) the audited annual Consolidated
      ----------------------------
financial statements of Borrower dated as of and for the period ended December 31, 1993 and (ii) the unaudited interim Consolidated financial statements of Borrower dated as of and for the period ended June 30, 1994.

     "Interest Period" means, with respect to each particular Fixed Rate
      ---------------
Portion, a period of 1, 2 or 3 months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on either the immediately preceding Business Day or the next succeeding Business Day, at the option of Borrower. No Interest Period may be elected which would extend past the date on which the associated Note to which it relates is due and payable in full.

     "Issuing Bank" shall mean NationsBank of Texas, N.A., in its capacity as
      ------------
the issuer of LCs hereunder, and its successors in such capacity.

     "Late Payment Rate" means four percent (4.0%) per annum plus the applicable
      -----------------
Base Rate in effect at the time in question, provided that, with respect to any Fixed Rate Portion of any Loan with an Interest Period extending beyond the date such Fixed Rate Portion becomes due and payable, "Late Payment Rate" shall mean the higher of (a) four percent (4.0%) per annum plus the related Fixed Rate or
(b) four percent (4.0%) per annum plus the applicable Base Rate in effect at the time in question.

     "LC" has the meaning given it in Section 3.1.
      --

     "LC Balance" means Lenders' maximum aggregate liability with respect to all
      ----------
LCs outstanding at the time in question.

     "Lenders" means each signatory hereto (other than Borrower), including
      -------
NationsBank, and the successors of each as a holder of any Note.

     "Loan" has the meaning given it in Section 2.1.
      ----

     "Loan Documents" means this Agreement, the Notes, the LCs, the Security
      --------------
Documents and all other agreements, certificates, legal opinions and other documents, instruments and writings (other than term sheets, commitment letters, or similar documents used in the negotiation hereof) heretofore or hereafter delivered in connection herewith or therewith.

     "Loan Share" means with respect to any Lender (a)  when used in Sections
      ----------
2.5 and 2.6, the percentage equal to the unpaid principal balance of such Lender's Loans at the time in question divided by the aggregate unpaid principal balance of all Loans at such time and (b) when used in any section other than in Sections 2.5 and 2.6, the percentage designated `Loan Share' set forth opposite such Lender's name on the then applicable part of Schedule 3. When any Lender sells an interest in its Loan, the `Loan Share' set forth opposite such Lender's name will be recalculated by Agent based on the amount of the Loan sold by such Lender.

     "Majority Lenders" shall mean at the time in question two or more Lenders
      ----------------
collectively having at least a 66-2/3% Loan Share.

     "Mandatory Prepayment Ratio" means, as of each Prepayment Calculation Date,
      --------------------------
the ratio of (a) the sum of (I) the aggregate principal amount of Lenders' Loans then outstanding plus the LC Balance plus (II) the Funded Debt of Borrower (other than the Obligations) outstanding on such date which has a final maturity prior to or concurrent with the final maturity of the Obligations, plus (III) the Excess Working Capital Deficit on such date to (b) the remainder of (I) the sum of (i) Borrower's Consolidated net income for the four complete, consecutive Fiscal Quarters immediately preceding such date plus (ii) all non-cash expenses incurred by Borrower during such four Fiscal Quarters (including but not limited to depreciation, depletion and amortization), as calculated by Borrower, based on financial statements of Borrower delivered to Lenders minus (II) the aggregate amount of dividends which Borrower projects will be paid to the stockholders of the Preferred Stock during the four consecutive Fiscal Quarters immediately following such date, provided that in calculating the Mandatory Prepayment Ratio, (i) Borrower shall add or subtract, as the case may be, any non-recurring losses or gains included in the calculation of its Consolidated net income (for example, Borrower shall subtract any gain from the sale of any of its assets which is not in the ordinary course of business from the calculation of its consolidated net income), (ii) Borrower shall add or subtract, as the case may be, the historical cash earnings or losses during the last four Fiscal Quarters of any properties sold or acquired by Borrower during such four Fiscal Quarters, as reflected in financial statements of the seller of such properties delivered to Lenders; provided, however, that any pro-forma adjustments made by Borrower to the actual historical cash earnings of any such properties must be done in a manner consistent with the rules of the Securities and Exchange Commission or, if not, approved by Majority Lenders in their sole and absolute discretion, (iii) Borrower may consider estimates of Borrower's cash earnings from any Grass-Roots Projects of Borrower during their first year of operations upon the approval of, and in amounts approved by, Majority Lenders, which approval or disapproval is within the sole and absolute discretion of Majority Lenders, and (iv) Preferred Stock shall be treated as such until actually converted to common stock (i.e. projected dividends cannot be based on an assumption that Preferred Stock will be converted to common stock at a future date).

     "Matured LC Indebtedness" has the meaning given it in Section 3.2.
      -----------------------

     "MGR" means Mountain Gas Resources, Inc., a Delaware corporation.
      ---

     "MGTC" means MGTC, Inc., a Wyoming corporation.
      ----

     "MIGC" means MIGC, Inc., a Delaware corporation.
      ----

     "NationsBank" means NationsBank of Texas, N.A., in its capacity as a Lender
      -----------
hereunder and not as Agent, and its successors and assigns.

     "Note" has the meaning given it in Section 2.1.
      ----

     "Obligations" means the sum of (a) all Indebtedness from time to time owing
      -----------
by any of the Related Persons to Agent or any Lender under or pursuant to any of the Loan Documents, plus (b) all amounts which Borrower is required hereunder to deposit with Agent to be held on behalf of Lenders under Section 7.4. "Obligation" means any part of the Obligations.
 ----------

     "Partnership" means Western Gas Processors, Ltd., a Colorado limited
      -----------
partnership, which Partnership was a predecessor of Borrower.

     "Person" means an individual, corporation, partnership, association, joint-
      ------
stock company, trust, unincorporated organization or joint venture, or a court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "Preferred Stock" means, collectively, (i) the 7.25% Cumulative Senior
      ---------------
Perpetual Convertible Preferred Stock of Borrower and (ii) 2,760,000 shares of Cumulative Convertible Preferred Stock of Borrower.

     "Prepayment Amount" has the meaning given it in Section 2.7.
      -----------------

     "Prepayment Calculation Date" means the last day of each Fiscal Quarter
      ---------------------------
(beginning on September 30, 1994) and each other Mandatory Prepayment Ratio recalculation date permitted pursuant to Section 6.2(e)(iii) and Section 6.2(f).

     "Prime Rate" means the rate of interest established by NationsBank from
      ----------
time to time as its "prime rate". Such rate is set by NationsBank as a general reference rate of interest, taking into account such factors as it may deem appropriate, it being understood that many of NationsBank's commercial or other loans are not priced in relation to such rate, that it is not necessarily the lowest or the best rate actually charged to any customer, that it may not correspond with further increases or decreases in interest rates charged by other lenders or market rates in general and that NationsBank may make various commercial or other loans at rates of interest having no relationship to such rate.

     "Rate Election" has the meaning given it in Section 2.2.
      -------------

     "Regulation D" means Regulation D of the Board of Governors of the Federal
      ------------
Reserve System as from time to time in effect.

     "Related Person" means any of Borrower, each Guarantor and each other
      --------------
Subsidiary of Borrower, with the exception of the Williston Gas Company and Westana.

     "Request for Advance" means a request for Advance meeting the requirements
      -------------------
of Section 2.3.

     "Reserve Percentage" means, on any day with respect to each particular
      ------------------
Fixed Rate Portion in a Tranche, the maximum reserve requirement, as determined by Agent on behalf of Lenders (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to Agent under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to Agent's Fixed Rate Portion in such Tranche, were Agent to have any such "Eurocurrency liabilities". If such reserve requirement shall change after the date hereof the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

     "Security Documents" means the instruments listed in Schedule 2 and all
      ------------------
other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments delivered by any Related Person or any Guarantor to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents, whenever made or delivered.

     "Stock Option Agreements" means, collectively, those certain Agreements to
      -----------------------
Provide Loan(s) to enable certain employees to exercise stock options by and among Borrower and certain of its key employees.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty-one percent or more by such Person.

     "Term Loan Agreement" means that certain Third Restated Loan Agreement
      -------------------
(Term) dated as of August 31, 1993, among Borrower, Agent and the lenders party thereto, as amended by that certain First Amendment to Third Restated Loan Agreement (Term) dated as of December 31, 1993 and that certain Second Amendment of Third Restated Loan Agreement (Term) dated of even date herewith.

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan
      -----------------
of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or
(ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under
Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Test Amount" has the meaning given it in Section 2.7(b).
      -----------

     "Tranche" has the meaning given it in Section 2.2.
      -------

     "Voting Shares" means at the time in question, the sum of (a) all
      -------------
outstanding shares of common stock of Borrower, (b) all other securities issued by Borrower which entitle the holder thereof to voting rights with respect to Borrower at such time (as used in this definition, the shares described in the immediately preceding clauses (a) and (b) are collectively called ("Shares")), and (c) the amount of additional Shares (not including any share or security included in the preceding clauses (a) and (b)) which may be obtained by converting outstanding shares of capital stock of Borrower or rights under other outstanding instruments into Shares.

     "Westana" means the joint venture formed between WGRO and Panhandle
      -------
Gathering Company, a wholly-owned subsidiary of Panhandle Eastern Pipe Line Company.

     "WGRO" means Western Gas Resources - Oklahoma, Inc., a Delaware
      ----
corporation.

     "WGRS" means Western Gas Resources Storage, Inc., a Texas corporation.
      ----

     "WGRT" means Western Gas Resources Texas, Inc., a Texas corporation.
      ----

     "Williston Gas Company" means the joint venture formed pursuant to that
      ---------------------
certain Amended and Restated Joint Venture Agreement dated August 1, 1990 between the Partnership and Enron Gas Processing (the rights of the Partnership thereunder having been assigned to Borrower), as amended to the date hereof.

     Section 1.2.  Exhibits and Schedules; Additional Definitions.  All Exhibits
                   ----------------------------------------------
and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to Schedule 2 for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

     Section 1.3.  Amendment of Defined Instruments.  Unless the context
                   --------------------------------
otherwise requires or unless otherwise provided the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions and modifications of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any Person to execute or enter into any such renewal, extension or modification.

     Section 1.4.  References and Titles.  All references in this Agreement to
                   ---------------------
Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5.  Calculations and Determinations.  All calculations under the
                   -------------------------------
Loan Documents with respect to the Federal Funds Rate, Fixed Rate Portions or the interest chargeable with respect thereto shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All calculations under the Loan Documents which are unrelated to the Federal Funds Rate, Fixed Rate Portions and the interest chargeable with respect thereto shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by Agent or a Lender of amounts to be paid under Sections
2.11 through 2.15 or any other matters which are to be determined hereunder by Agent or a Lender (such as any Fixed Rate, Eurodollar Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to Agent or any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made utilizing data that, had it been prepared for inclusion in a full set of financial statements, would be in accordance with Generally Accepted Accounting Principles.

                                  ARTICLE II

                                   The Loans
                                   ---------

     Section 2.1.  Loans.  Subject to the terms and conditions hereof, Lenders
                   -----
agree to make advances to Borrower (such advances together with such outstanding indebtedness are herein called "Advances") from time to time during the Commitment Period so long as (i) the aggregate amount of each Lender's Advances outstanding at any time does not exceed such Lender's Loan Share, and (ii) the aggregate amount of all Lenders' Advances outstanding at any time does not exceed the Commitment. The aggregate amount of all Advances requested of all Lenders in any Request for Advance must be greater than or equal to $250,000 and must be an integral multiple of $250,000 for requests of $1,000,000 or less and an integral multiple of $100,000 for requests over $1,000,000 or must equal the unadvanced portion of the Commitment. In addition to the foregoing, upon the making of each payment by the Issuing Bank pursuant to any LC, Borrower shall be deemed to have requested each Lender to, and such Lender shall, make an Advance in the amount of such Lender's Loan Share of Borrower's consequent reimbursement obligation and apply the proceeds thereof to the payment of such reimbursement obligation, provided that such Lender shall have no obligation to do so if (i) any Default or Event of Default then exists, (ii) the unpaid principal balance of such Lender's Loan then exceeds (or would thereby be caused to exceed) such Lender's Loan Share or (iii) the aggregate unpaid principal balance of the Loans then exceeds (or would thereby be caused to exceed) the Commitment. When any Matured LC Indebtedness is repaid with proceeds of Advances, such Matured LC Indebtedness so repaid shall be extinguished and such

Advances shall be governed by the terms of this Agreement applicable to all other Advances. Borrower shall designate any such Advances as Base Rate Portions initially or Borrower shall otherwise comply with the notice requirements set forth in Section 2.3(a). The obligation of Borrower to repay to each Lender the aggregate amount of all Advances made by such Lender (herein called such Lender's "Loan"), together with interest accruing in connection therewith, shall be evidenced by a single promissory note made by Borrower payable to the order of such Lender (herein called such Lender's "Note") in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Advances theretofore by such Lender made minus all payments of principal theretofore received by such Lender on its Note. Principal paid or prepaid on the Notes may, subject to the terms and conditions hereof, be reborrowed during the Commitment Period. Interest on each Note shall accrue and be payable as provided herein and therein.

     Section 2.2.  Rate Elections.  Borrower may from time to time designate all
                   --------------
or any portion of any of the Loans (including any yet to be made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portion of any of the Loans which are required to be repaid prior to the end of the designated Interest Period) as a "Tranche", which term refers to a set of Fixed Rate Portions of the Loans that are of the same type and have identical Interest Periods with each Lender participating in such Tranche in accordance with its Loan Share. Without the consent of Majority Lenders, Borrower may make no such election during the continuance of a Default or an Event of Default, and Borrower may make such an election with respect to an already existing Fixed Rate Portion only if such election will take effect at or after the termination of the Interest Period applicable to such already existing Fixed Rate Portion. Each election by Borrower of a Tranche shall:

          (i) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit D or by telephone promptly confirmed in writing by such a Rate Election, duly completed and signed by an Authorized Officer of Borrower;

          (ii) Specify the amount of the Loans which Borrower desires to designate as a Tranche, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

          (iii) Be received by Agent not later than 10:00 a.m., Dallas, Texas time, on the third Business Day preceding the first day of the specified Interest Period.

Each election which meets the requirements of this Section 2.2 (herein called a "Rate Election") shall be irrevocable. Borrower may make no Rate Election under this Section 2.2 which does not specify an Interest Period complying with the definition of "Interest Period" in
Section 1.1, and the aggregate amount of the Tranche elected in any Rate Election must be at least $1,000,000. Upon the termination of each Interest Period the portion of any of the Loans theretofore constituting the related Tranche shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion of such Loan and become subject to all provisions of the Loan Documents governing the Base Rate Portion of such Loan. Borrower shall have, in the aggregate, no more than six Tranches in effect at any time.

     Section 2.3.  Requests for Advances; Funding the Advances.
                   -------------------------------------------

      (a) Requests for Advances.  Borrower must give notice of any requested
          ---------------------
Advance as follows:

          (i) to Agent for Advances if all such Advances are designated by Borrower as Base Rate Portions, by 10:00 a.m. Dallas, Texas time on the date such Advances are requested to be made; or

          (ii) to Agent for Advances if any part of such Advances is designated by Borrower as a Fixed Rate Portion, by 10:00 a.m. Dallas, Texas time on the third Business Day preceding the date such Advances are requested to be made.

Each request for Advances may be made by telephone; provided, however, that if Agent so requests on behalf of Lenders Borrower shall make any future request for any Advances or confirm any prior request for any Advances in writing in the form and substance of the "Request for Advance" attached hereto as Exhibit B, duly completed and signed by an Authorized Officer of Borrower or in such other form as may be acceptable to Agent in its sole discretion. Each such telephonic request for an Advance shall also be a certification by Borrower of the truth of each of the statements contained in the Request for Advance as of the date thereof. Agent shall give each Lender prompt notice of any Advances so requested of Agent.

     (b) Funding the Advances.  All Advances requested by Borrower shall be made
         --------------------
pro rata by each Lender in proportion to such Lender's Loan Share. Upon notice to Lenders from Agent of any requested Advances, if all conditions precedent to Advances have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas the amount of such Lender's Advance (which shall be in the amount of such Lender's Loan Share of the aggregate amount of Advances which are then being requested by Borrower) in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any condition precedent to such Advances has been neither met nor waived as provided herein, Agent shall promptly make the Advances available to Borrower on behalf of Lenders. Each Request for Advance shall be irrevocable and binding on Borrower. Unless Agent shall have received prompt notice from a Lender that such

Lender will not make available to Agent such Lender's Advance, Agent may in its discretion assume that such Lender has made such Advance available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its Advance available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Advance together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Agent, at the interest rate applicable at the time to the other Advances made on such date. The failure of any Lender to make any Advance to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender.

     Section 2.4.  Use of Proceeds.  Borrower shall use all funds from the
                   ---------------
initial Advances under the Loans to repay in full all existing outstanding indebtedness owing under the Existing Agreement. Borrower shall use all funds from subsequent Advances under the Loans to make capital expenditures and provide working capital for its operations, to meet its reimbursement obligations under LCs, and for other general business purposes. In no event shall any LC or any Advance be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to Lenders that it is not engaged principally, or as one of its important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

     Section 2.5.  Optional Prepayments.
                   --------------------

     (a) Subject to the provisions of this Section 2.5, Borrower may from time to time prepay the Notes, in whole or in part, so long as (A) Borrower so notifies Agent by 10:00 a.m. Dallas, Texas time on the date such prepayment is to be made, which date must be a Business Day, and (B) the aggregate amount of all partial prepayments of principal concurrently paid on any category of Notes is greater than or equal to $250,000 and is an integral multiple of $250,000 for prepayments of $1,000,000 or less and an integral multiple of $100,000 for prepayments over $1,000,000, provided that Borrower may not prepay any Fixed Rate Portion unless required to do so pursuant to Section 2.8, and provided further that if any such prepayment is so required the provisions of Section
2.13 shall apply. Agent shall give each Lender prompt notice of any notice of prepayment it receives from Borrower.

     (b) Each partial prepayment of principal made on the Notes after the end of the Commitment Period shall be applied to the regular installments of principal due on such Notes under Section 2.6 in the inverse order of their maturities unless Borrower elects in writing to apply such prepayment to the next-maturing installment of principal due on such Notes; provided, however, that in no event may Borrower elect to apply such prepayment of principal to an installment of principal which is due more than three months after the date such prepayment is made.

     (c) Each prepayment of principal made on the Notes after the end of the Commitment Period under this Section 2.5, shall be accompanied by a percentage of all interest accrued through the date of such prepayment and unpaid on such Notes, which percentage shall be equal to the amount of principal prepaid divided by the unpaid principal balance of such Notes immediately prior to such prepayment. Each principal payment made under this Section 2.5 shall be apportioned and applied to each Lender's Note in accordance with such Lender's Loan Share of such payment. Any principal or interest prepaid pursuant to this
Section 2.5 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.6.  Scheduled Payments.  The principal amount of the Notes shall
                   ------------------
be due and payable in sixteen quarterly installments, each of which shall be equal to one-sixteenth of the aggregate unpaid principal balance of the Loans at the end of the Commitment Period. These prepayments shall be due and payable on the first day of each January, April, July and October, beginning on and including January 1, 1997, and continuing regularly thereafter until and including October 1, 2000, the date on which the Notes become due and payable in full. Each principal payment made under this section shall be apportioned and applied to each Lender's Note in accordance with such Lender's Loan Share of such payment. Any principal prepaid pursuant to this section shall be in addition to and not in lieu of, all payments otherwise required to be made under the Loan Documents at the time of such prepayment.

     Section 2.7.  Mandatory Prepayments.
                   ---------------------

     (a) Loans.  If the unpaid principal balance of the Loans ever exceeds the
         -----
Commitment, Borrower shall, within ten Business Days after Agent on behalf of Majority Lenders gives written notice of such fact to Borrower, make a prepayment to Agent for distribution to Lenders in the amount of such excess. Any such payment under this Section 2.7(a) shall be applied pro rata in accordance with each Lender's Loan Share to the unpaid principal balances of the Loans thereof.

     (b) Mandatory Prepayment Ratio.  Borrower shall calculate the Mandatory
         --------------------------
Prepayment Ratio in accordance with the terms of the definition of "Mandatory Prepayment Ratio" on each Prepayment Calculation Date and shall deliver notice of such recalculated

Mandatory Prepayment Ratio (together with a certificate signed by the chief financial officer, treasurer or controller of Borrower certifying as to the accuracy of such calculation) to Agent and Lenders within 45 days after each Prepayment Calculation Date which falls on the last day of a Fiscal Quarter and on each other Prepayment Calculation Date. If on any Prepayment Calculation Date the Mandatory Prepayment Ratio exceeds the applicable Test Amount (as defined below), Borrower shall, within ten Business Days after Agent on behalf of Majority Lenders gives written notice of such fact to Borrower, either (A) make a prepayment of Indebtedness owing by it to Lenders or to other Senior Creditors of Borrower in an amount which will bring Borrower into compliance with the Test Amount then in effect (the "Prepayment Amount") and provide Agent written evidence of such prepayment to other Senior Creditors or (B) give written notice to Lenders or certain of Borrower's other Senior Creditors (and a copy of any such notice to Agent) electing to prepay the Prepayment Amount in no more than six (6) equal monthly installments beginning no later than ninety (90) days from the date Borrower was sent such deficiency notice by Agent, and Borrower shall thereafter make such prepayment in equal consecutive monthly installment on the first day of each calendar month within such period until and including the first date of such sixth calendar month (if applicable) and shall provide Agent with written evidence of each such prepayment; provided that if the Mandatory Prepayment Ratio exceeds the applicable Test Amount more than once during any two consecutive Fiscal Quarters (as used in this section, each an "Additional Deficiency"), Borrower must pay the Prepayment Amount of each Additional Deficiency in full or begin making monthly installments with respect to the Prepayment Amount of each Additional Deficiency no later than thirty (30) days from the date Borrower was sent a deficiency notice with respect to such Additional Deficiency by Agent. If, on any Prepayment Calculation Date, Borrower does not recalculate the Mandatory Prepayment Ratio in accordance with the terms hereof, Agent may recalculate the Mandatory Prepayment Ratio at such time, and from time to time thereafter until Borrower does recalculate the Mandatory Prepayment Ratio in accordance with the terms hereof and deliver the same to Agent, based upon information available to it at that time, which calculation shall be binding upon Borrower. As used in this section, the term "Test Amount" means (i) 5.0 to 1.0 at any time after the date hereof until and including August 31, 1995, (ii) 4.0 to 1.0 at any time from and including September 1, 1995 until and including August 31, 1998, and (iii) 3.5 to 1.0 at any time from and including September 1, 1998 and thereafter, and the term "Senior Creditors" means all creditors of Borrower other than Lenders which have obligations owing from Borrower which are not subordinated to the Obligations.

     Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 2.7(b), if Borrower brings the Mandatory Prepayment Ratio back into compliance with the applicable Test Amount as of the last day of a Fiscal Quarter, then Borrower may cease making all payments then required to be made by Borrower pursuant to this Section 2.7(b) (as used in this section, each a "Deficiency Cessation"); provided, however, that no Deficiency Cessation shall excuse Borrower from full compliance with the terms of this Section 2.7(b) at all times following the date of such Deficiency Cessation.

     (c) Prepayments.  Each prepayment of principal on a Note after the end of
         -----------
the Commitment Period made under this Section 2.7 shall be accompanied by a percentage of all interest then accrued and unpaid on such Note, which percentage shall be equal to the amount of principal prepaid divided by the unpaid principal balance of such Note immediately prior to such prepayment; provided that any prepayment under a Note must be accompanied by any amounts due under Section 2.13 as a result of such prepayments. Each partial prepayment of principal applied under this Section 2.7 to the Notes after the end of the Commitment Period shall be applied to the quarterly installments of principal due under Section 2.6(a) in the inverse order of their maturities. Any principal or interest prepaid pursuant to any of the preceding subsections (a) and (b) and subsection (c) of this Section 2.7 shall be in addition to and not in lieu of, all payments otherwise required to be made under the Loan Documents at the time of such prepayment, provided that Borrower shall receive credit with respect to prepayments required under the preceding subsections (a) and (b) and subsection (c) of this Section 2.7 for any payments on the Notes concurrently made under another subsection of this section or under Section 2.6.

     Section 2.8.  Initial Mandatory Prepayment Ratio Determination.  During the
                   ------------------------------------------------
period from the date hereof until the first recalculation of the Mandatory Prepayment Ratio pursuant to the terms of Section 2.7(b) or another provision of this Agreement, the Mandatory Prepayment Ratio shall be 3.97 to 1.0, as calculated in Exhibit I hereto.

     Section 2.9.  Payments to Lenders.  Borrower will make each payment which
                   -------------------
it owes under the Loan Documents (whether under any of Sections 2.5, 2.6, 2.7, 3.2, or otherwise) to Agent for the account of the Lender to whom such payment is owed not later than noon, Dallas time, in lawful money of the United States of America and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due.
Each payment under a Loan Document shall be payable at the place provided therein and, if no specific place of payment is provided, shall be payable at the place of payment of the Notes. Agent will promptly thereafter cause to be distributed to each Lender in like funds the amount of such payment owed to each Lender; provided that in the event Agent receives less than the aggregate amount due to all Lenders on any day, Agent shall distribute ratably to each Lender in the case of payment of principal, interest or fees, the portion of the aggregate amount received by Agent on such day multiplied by the percentage obtained by dividing the sum of all payments due to such Lender on such day by the aggregate amount of all payments due to all Lenders on such day pursuant to the section of this Agreement governing the payment in question, except as otherwise expressly provided in any Loan Document. When a Lender collects or receives money on account of the Obligations, such Lender may apply such money as it elects to the various Obligations then due and payable.

     Section 2.10.  Fees.
                    ----

     (a)  Commitment Fees.  In consideration of Lenders' commitment to enter
          ---------------
into this Agreement and to advance funds to Borrower hereunder, Borrower will pay to Agent, for pro rata distribution to each Lender in accordance with its Loan Share, a commitment fee determined on a daily basis by applying a rate of
(a) if the Debt to Capitalization Ratio is less than or equal to 0.25 to 1.0, fifteen one-hundredths of one percent (0.15%) per annum, (b) if the Debt to Capitalization Ratio is greater than 0.25 to 1.0 but less than or equal to .30 to 1.0, one-fifth of one percent (.20%) per annum, (c) if the Debt to Capitalization Ratio is greater than .30 to 1.0, but is less than or equal to .40 to 1.0, one-quarter of one percent (.25%) per annum, (d) if the Debt to Capitalization Ratio is greater than .40%, but less than or equal to .50 to 1.0, three tenths of one percent (.30%), or (e) if the Debt to Capitalization Ratio is greater than .50 to 1.0, three-eighths of one percent (.375%) to the sum of the unused portion of the Commitment on each day during the Commitment Period. The unused portion of the Commitment shall be determined for each such day by deducting from the amount of the Commitment at the end of such day the unpaid principal balance of the Loans at the end of such day and the rate used to calculate such commitment fee shall be based on the Debt to Capitalization Ratio in effect on such day. Promptly at the end of each Fiscal Quarter Agent shall calculate the commitment fee then due and shall notify Borrower thereof. Borrower shall pay such commitment fee to Agent within five Business Days after receiving such notice.

     (b) Restatement Fees.  Borrower will pay to Agent on the Closing Date for
         ----------------
distribution to each Lender, a restatement fee in an amount equal to such Lender's Commitment on the Closing Date multiplied by the applicable percentage set forth below, such percentage to be determined on the basis of the amount such Lender heretofore notified Agent that Lender was willing to commit hereunder:


     Calculation Basis Amount       Percentage
     ------------------------       ----------
     Greater than or equal               .075%
     to $25,000,000 but less
     than $50,000,000

     Greater than or equal               .10%
     to $50,000,000 but less
     than $75,000,000

     Greater than or equal               .125%
     to $75,000,000

     Section 2.11.  Increased Cost of Fixed Rate Portions.  If any applicable
                    -------------------------------------
domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

     (a) shall change the basis of taxation of payments to any Lender of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion or LC (other than taxes imposed on the overall net income of such Lender or any lending office of such Lender by any jurisdiction in which such Lender or any such lending office is located); or

     (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Fixed Rate Portion of any Lender or any LC (excluding those for which such Lender is fully compensated pursuant to adjustments made in the definition of Fixed Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender; or

     (c) shall impose on any Lender, or the interbank eurocurrency deposit market any other condition affecting any Fixed Rate Portion or LC, and the result of any of the foregoing is to increase the cost to any Lender of funding or maintaining any Fixed Rate Portion or to Issuing Bank of issuing any LC or to reduce the amount of any sum receivable by any Lender in respect of any Fixed Rate Portion or any LC by an amount deemed by such Lender to be material, then such Lender shall promptly notify Agent and Borrower in writing of the happening of such event and (1) Borrower shall upon demand pay to Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such additional cost or reduction, and (2) Borrower may elect, by giving to Agent and such Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion.

     Section 2.12.  Change of Law.  If any change in applicable laws, treaties,
                    -------------
rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender to fund or maintain Fixed Rate Portions, or shall materially restrict the authority of any Lender to purchase, sell or take offshore deposits of dollars (i.e., "eurodollars") or of

Issuing Bank to issue any LCs, then, upon notice to Borrower and Agent, Borrower's right to elect Fixed Rate Portions of such Lender's Loans, or to apply for LCs, shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions of such Lender's Loans (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion of such Lender's Loans. Borrower agrees to indemnify each Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration.

     Section 2.13.  Funding Losses.  In addition to its other obligations
                    --------------
hereunder, Borrower will indemnify Agent and each Lender against, and reimburse Agent and each Lender on demand for, any loss or expense incurred or sustained by Agent or such Lender (including without limitation any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain Fixed Rate Portions or Advances), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of the Loans made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent to an Advance not being satisfied or due to any other action or inaction of any Related Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into the Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends.

     Section 2.14.  Reimbursable Taxes.  Borrower covenants and agrees that,
                    ------------------
whether or not any Fixed Rate Portion is ever elected:

     (a) Borrower will pay, Agent and each Lender when due and on an after-tax basis, all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of any Fixed Rate Portions or LCs (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any thereof imposed on or measured by the overall net income of Agent or such Lender or any lending office of Agent or such Lender by any jurisdiction in which Agent or such Lender or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Promptly after the date on which payment of any such Reimbursable Tax is due or claimed to be due, Borrower will, at the request of Agent or such Lender, furnish to Agent or such Lender evidence in form and substance satisfactory to Agent or such Lender that Borrower has met its obligation under this section.

     (b) Borrower will indemnify Agent and each Lender against, and reimburse Agent and each Lender on demand for, any Reimbursable Taxes paid by Agent or such Lender and any loss, liability, claim or expense, including interest, penalties and legal fees, that Agent or any Lender may incur at any time arising out of or in connection with the failure of Borrower to make any payment of Reimbursable Taxes when due or claimed to be due.

     (c) All payments on account of the principal of, and interest on, each Lender's Loans and each Lender's Notes, and all other amounts payable by Borrower to Agent and each Lender hereunder shall be made free and clear of and without reduction by reason of any Reimbursable Taxes, all of which will be for the account of Borrower and paid by Borrower when due or claimed to be due.

     (d) If Borrower is ever required to pay any Reimbursable Tax with respect to any Fixed Rate Portion Borrower may elect, by giving to Agent and each Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

     Section 2.15.  Increased Capital.  If either (a) the introduction of or any
                    -----------------
change in or in the interpretation of any law or regulation or (b) compliance by Issuing Bank or any Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Issuing Bank or any Lender or any corporation controlling Issuing Bank or any Lender and Issuing Bank or such Lender determines that the amount of such capital is increased by or based upon the existence of LCs (or similar contingent obligations) or upon the existence of the Commitment and other commitments of this type then, upon demand by Issuing Bank or such Lender, Borrower shall immediately pay to Issuing Bank or such Lender, from time to time as specified by Issuing Bank or such Lender, additional amounts sufficient to compensate Issuing Bank or such Lender in light of such circumstances, to the extent that Issuing Bank or such Lender reasonably determines such increase in capital to be allocable to the issuance or maintenance of LCs or the Commitment. A certificate as to such amounts submitted to Borrower by Issuing Bank or such Lender, shall, in the absence of manifest error, be conclusive and binding for all purposes.

     Section 2.16.  Interest Rate Changes.
                    ---------------------

     (a)  Decreases In Rates.  Any reduction in the Base Rate, the Fixed Rate or
          ------------------
the rate being used to determine commitment fees pursuant to Section 2.10 (in this section collectively called the "Rates") as a result of a change in the Debt to Capitalization Ratio shall be requested by Borrower in a certificate delivered to Agent in which Borrower certifies as to the Debt to Capitalization Ratio in effect on the date thereof. Together with any such certificate, Borrower shall deliver to Lender true and correct financial statements of Borrower, in form and substance satisfactory to Agent, supporting Borrower's calculation of such Debt to Capitalization Ratio. If Agent determines Borrower's calculation is correct, the reduction in the Rates shall become effective on the fifth Business Day following the date on which such notice is given to Agent or Lenders otherwise become aware of such a change in the Debt to Capitalization Ratio; provided that with respect to Fixed Rate Portions, such decrease shall apply only to Fixed Rate Portions elected after such effective date.

     (b)  Increases In Rates.  With respect to any increase in the Rates,
          ------------------
Borrower must notify Agent of any change in the Rates as a result of a change in the Debt to Capitalization Ratio. Any such increase in the Rates shall become effective on the fifth Business Day following the date on which such notice is given to Agent or Lenders otherwise become aware of such a change in the Debt to Capitalization Ratio; provided that with respect to Fixed Rate Portions, such increase shall apply only to Fixed Rate Portions elected after such effective date.


                                  ARTICLE III

                               Letters of Credit
                               -----------------

     Section 3.1.  LCs.  From time to time during the Commitment Period,
                   ---
Borrower may request Issuing Bank to issue, in reliance on the agreements of Lenders set forth in Section 3.2(b), letters of credit (each herein called an "LC") by means of an application in the form of Exhibit C, appropriately completed and with a proposed form of LC attached. Issuing Bank shall have no obligation whatsoever to issue any such requested LC, but any such LC which Issuing Bank does issue shall be subject to all terms and provisions hereof relating to LCs, and shall be subject to the following restrictions: (a) no LC issued hereunder shall have an expiration date later than the earlier of two years after the date of issuance thereof or the end of the Commitment Period;
(b) no LC issued hereunder shall be issued in an amount greater than $5,000,000 without the prior written consent of Majority Lenders; (c) the LC Balance shall at no time exceed $25,000,000; and (d) the sum of (i) the LC Balance and (ii) the aggregate amount of all Lenders' Advances outstanding shall at no time exceed (A) from the Closing Date to and including December 31, 1994, $325,000,000 and (B) from January 1, 1995 to and including the last day of the Commitment Period, $300,000,000. Neither Agent, Issuing Bank, Lenders nor Borrower presently expect LCs to be applied for or issued hereunder on a regular basis, and this section is included in this Agreement solely to facilitate the application and issuance of any letter of credit which Borrower hereafter, in its sole and absolute discretion, chooses to request and which Issuing Bank hereafter, in its sole and absolute discretion, chooses to issue.

     Section 3.2.  Reimbursement of LCs.
                   --------------------

     (a) Reimbursement by Borrower.  Each payment by Issuing Bank pursuant to
         -------------------------
any LC (whether in response to a draft, a demand for payment, or otherwise), shall constitute a loan to and an obligation of Borrower. Borrower hereby promises to pay to Issuing Bank, or to Issuing Bank's order, at Issuing Bank's office at 901 Main Street, Dallas, Texas, on demand, any and all amounts paid by Issuing Bank pursuant to any and all LCs (such amounts being herein called the "Matured LC Indebtedness"). Section 2.1 describes certain situations in which such payments may be made with funds advanced by Lenders under the Notes, but Borrower's obligations to pay the Matured LC Indebtedness as provided in this section are absolute and not contingent upon the conditions for such Advances being met. Borrower hereby promises to pay to Issuing Bank, or to Issuing Bank's order, at Issuing Bank's office at 901 Main Street, Dallas, Texas, on demand, interest at the Late Payment Rate on (a) any outstanding Matured LC Indebtedness and (b) any fees or other amounts due with respect to LCs (to the extent the same can legally bear interest). Borrower hereby promises to pay, when due, all present and future taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on, under or in respect of this Agreement or any LC and any payments of principal, interest or other amounts made on or in respect of any thereof (excluding, however, any such taxes, levies, costs and charges imposed on or measured by the overall net income of Issuing Bank). Borrower promises to indemnify Issuing Bank against, and to reimburse Issuing Bank on demand for, any of the foregoing taxes, levies, costs or charges paid by Issuing Bank and any loss, liability, claim or expense, including interest, penalties and legal fees, that Issuing Bank may incur because of or in connection with the failure of Borrower to make any such payment of taxes, levies, costs or charges when due or any payment of Matured LC Indebtedness when due. In addition, and without limiting the generality of the foregoing, if any law, regulation or the interpretation thereof by any court or administrative or governmental authority shall either impose, modify or deem applicable any capital, reserve, insurance premium or similar requirement against letters of credit issued by Issuing Bank and the result thereof shall be to increase the cost to Issuing Bank of issuing or maintaining any letter of credit; then, on demand by Issuing Bank, Borrower further promises to pay to Issuing Bank, from time to time, additional amounts which shall be sufficient to compensate Issuing Bank for the portion of such increased costs allocable to the LCs. A written advice(s) setting forth in reasonable detail such costs incurred by Issuing

Bank, submitted by Issuing Bank to Borrower from time to time, shall be conclusive, absent manifest error, as to the amount thereof.

     (b) Reimbursement by Lenders.  Issuing Bank irrevocably agrees to grant and
         ------------------------
hereby grants to each Lender, and, to induce Issuing Bank to issue LCs hereunder, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from Issuing Bank, on the terms and conditions hereinafter stated, for such Lender's own account and risk an undivided interest equal to such Lender's Loan Share of Issuing Bank's obligations and rights under each LC issued hereunder and the amount of each draft paid by Issuing Bank thereunder. In the event that Borrower should fail to pay Issuing Bank on demand the amount of any draft or other request for payment drawn under or purporting to be drawn under a LC as provided in subsection (a) above, each Lender shall, before 2:00 p.m. (Dallas Time) on the Business Day Issuing Bank shall have given notice to Lenders of Borrower's failure to so pay Issuing Bank, if such notice is given by 10:00 am., Dallas Time (or on the Business Day immediately succeeding the day such notice is given after 10:00 am. Dallas Time), pay to Issuing Bank at Issuing Bank's offices in Dallas, Texas, in legal tender of the United States of America, in same day funds, such Lender's Loan Share of the amount of such draft or other request for payment from Borrower plus interest on such amount from the date Issuing Bank shall have paid such draft or request for payment to the date of such payment by such Lender at the Late Payment Rate. Each Lender's obligation to reimburse Issuing Bank pursuant to the terms of this Section 3.2(b) is irrevocable and unconditional. If any such amount required to be paid by any Lender pursuant to this Section 3.2(b) is not in fact made available by such Lender to Issuing Bank within three Business Days after the date such payment is due, Issuing Bank shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the Late Payment Rate. A written advice(s) setting forth in reasonable detail the amounts owing under this Section 3.2, submitted by Issuing Bank to Borrower from time to time, shall be conclusive, absent manifest error, as to the amounts thereof. Whenever, at any time after Issuing Bank has made payment under any LC, and has received from any Lender its Loan Share of such payment in accordance with this Section 3.2(b), Issuing Bank receives any payment related to such LC (whether directly from Borrower or otherwise, including proceeds of collateral applied thereto by Issuing Bank), or any payment of interest on account thereof, Issuing Bank will distribute to such Lender its Loan Share thereof; provided, however, that in the event that any such payment received by
         --------  -------
Issuing Bank shall be required to be returned by Issuing Bank, such Lender shall return to Issuing Bank the portion thereof previously distributed by Issuing Bank to it.

     Section 3.3.  Transferees of LCs.  Borrower agrees that if any LC provides
                   ------------------
that it is transferable, Issuing Bank is under no duty to determine the proper identity of anyone appearing as transferee of such LC, nor shall Issuing Bank be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers. Payment by Issuing Bank to any purported transferee or transferees as determined by Issuing Bank is hereby authorized and approved, and Borrower further agrees to hold Issuing Bank and each Lender harmless and indemnified against any liability or claim in connection with or arising out of the foregoing.

     Section 3.4.  Extension of Maturity of LCs.  Borrower agrees that in the
                   ----------------------------
event of any extension of the maturity or time for presentation of drafts or demands for payment or any other modification of the terms of any LC at the request of Borrower or by order of any court or tribunal, with or without notification to others, or in the event of any increase in the amount of any LC at the request of Borrower or by order of any court or tribunal, this Agreement shall be binding upon Borrower with respect to the LC so increased or otherwise modified, with respect to drafts and demands for payment thereunder, and with respect to any action taken in accordance with such extension, increase or other modification by Issuing Bank or by any bank which is a confirming bank or an advising bank with respect to any LC.

     Section 3.5.  Restriction on Liability.  Neither Issuing Bank nor any bank
                   ------------------------
which is a confirming bank or an advising bank with respect to an LC (in this section called a "correspondent") shall be responsible for (a) the use which may be made of any LC or for any acts or omissions of the users of any LC; (b) the existence or nonexistence of a default under any instrument secured or supported by any LC or any other event which gives rise to a right to call upon any LC;
(c) the validity, sufficiency or genuineness of any document delivered in connection with any LC, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; (d) except as specifically required by an LC, failure of any instrument to bear any reference or adequate reference to any LC, or failure of documents to accompany any draft at negotiation or failure of any person to note the amount of any draft on the reverse of any LC or surrender or take up any LC; or (e) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, wireless or otherwise. Issuing Bank shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in the business of any of the correspondents or any refusal by Issuing Bank or any of the correspondents to pay or honor drafts drawn under any LC because of any applicable law, decree or edict, legal or illegal, of any governmental agency now or hereafter enforced or for any matter beyond the control of Issuing Bank. The happening of any one or more of the contingencies referred to in the preceding clauses of this paragraph shall not affect, impair or prevent the vesting of any of the rights or powers of Issuing Bank and Lenders under this Agreement, or the obligation of Borrower to make reimbursement. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth Borrower agrees that any action taken or omitted to be taken by Issuing Bank or any Lender or by any correspondent under or in connection with any LC shall be binding on Borrower and shall not put Issuing Bank or any Lender or any correspondent under any resulting liability to Borrower unless grossly negligent or in breach of good faith.

     Section 3.6.  No Duty to Inquire.  Borrower agrees that Issuing Bank is
                   ------------------
authorized and instructed to accept and pay drafts and demands for payment under the LCs without requiring, and without responsibility for, either at the time of acceptance or payment or thereafter, the determination as to the existence of any event giving rise thereto or the proper identity or authority of anyone appearing on behalf of the beneficiary of any LC. Borrower further agrees to hold Issuing Bank and each Lender harmless and indemnified against any liability or claim in connection with or arising out of the foregoing.

     Section 3.7.  LC Fees.  In consideration of any issuance by Agent of LCs
                   -------
hereunder and of Lender's incurrence of a reimbursement obligation with respect to such LCs, Borrower agrees to pay to Agent a Letter of Credit Fee, for pro rata distribution to each Lender in accordance with its Loan Share, promptly upon the issuance of each LC in an amount equal to the greater of (i) $1,000 or
(ii) one percent (1%) per annum of the face amount of such LC.


                                  ARTICLE IV

                        Conditions Precedent to Lending
                        -------------------------------

     Section 4.1.  Documents to be Delivered and Fees to be Paid.  Agent and
                   ---------------------------------------------
Lenders shall have no obligation under this Agreement until this Agreement has been executed by all parties hereto and Agent has received, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent, an executed counterpart of this Agreement and all of the following:

          (a)  Each of the Notes.

          (b) Each Security Document described in Schedule 2.

          (c) A favorable opinion of Messr. John Walter, Esq., counsel for Borrower, substantially in the form set forth in Exhibit G.

          (d) An "Omnibus Certificate" of the Vice President -Controller and the Secretary or an Assistant Secretary of Borrower, dated as of the Closing Date, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents on behalf of Borrower and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions adopted by the Board of Directors of Borrower in full force and effect on such date, authorizing the execution of this Agreement and the other

     Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of Borrower's charter, certified by the appropriate official of the State of Delaware and (iii) a copy of the bylaws of Borrower together with resolutions unanimously adopted by the Board of Directors of Borrower on March 18, 1991 amending such bylaws.

          (e) Certificates of the due organization, valid existence and good standing of Borrower in the State of Delaware, issued by the appropriate authorities of such jurisdiction.

          (f) A "Compliance Certificate" of the Vice President -Controller of Borrower, dated as of the Closing Date, in which such officer certifies to the satisfaction of the conditions set out in subsections (a), (b), and (c) of Section 4.2.

          (g) Certificates of Borrower's good standing and due qualification to do business in any state where it owns property, issued by appropriate officials in such states.

          (h) Certificates with respect to each Guarantor equivalent to those to be provided with respect to Borrower under subsections (d), (e), and (g) of this section.

          (i) Payment to NationsBank of all fees owed by Borrower pursuant to that certain letter agreement of even date herewith between Borrower and NationsBank.

     Section 4.2.  Additional Conditions Precedent.  No Lender has any
                   -------------------------------
obligation to make any Advance (including its first) and Issuing Bank has no obligation to issue any LC unless the following conditions precedent have been satisfied; and each request for an Advance or for the issuance of an LC, regardless of whether or not made in the form of Exhibit B or Exhibit C, shall be deemed a representation and warranty by Borrower that the following conditions in subparagraphs (a) through (e) of this section have been satisfied:

          (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Advance or such issuance (except to the extent that the facts upon which such representations are based have been changed by the transactions herein contemplated) as if such representations and warranties had been made as of the date of such Advance or issuance.

          (b) No Default or Event of Default shall exist at the date of such Advance or issuance.

          (c) Each Related Person shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or prior to the date of such Advance or issuance.

          (d) Such Advance, or such issuance, shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

          (e) Agent shall have received all documents and instruments which Agent has then reasonably requested, in addition to those described in
     Section 4.1 (including without limitation opinions of legal counsel for Borrower, Guarantors, and Agent; corporate or partnership documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to
     (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

          (f) All legal matters relating to the Loan Documents and the consummation of the transactions contemplated thereby shall be satisfactory to Thompson & Knight, P.C., counsel to Agent.


                                   ARTICLE V

                        Representations and Warranties
                        ------------------------------

     Section 5.1.  Representations and Warranties by Borrower.  To induce Agent
                   ------------------------------------------
and each Lender to enter into this Agreement and to make the Loans, Borrower represents and warrants to Agent and each Lender that:

          (a) No Default.  No event has occurred and is continuing which
              ----------
     constitutes a Default or Event of Default.

          (b) Organization and Good Standing.  Each Related Person which is a
              ------------------------------
     corporation or partnership is duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except for jurisdictions in which the failure to qualify or maintain such qualification would not have a material adverse effect upon Borrower's or any Guarantor's financial condition, business or operations. Each such Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

          (c) Authorization.  Each Related Person which is a corporation or
              -------------
     partnership has duly taken all corporate or partnership action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder, and Borrower is duly authorized to apply for the issuance of any LC requested hereunder.

          (d) No Conflicts or Consents.  The execution and delivery by the
              ------------------------
     various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by all the Loan Documents, do not (i) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation, (B) the articles or certificate of incorporation, charter, partnership agreement or bylaws of any Related Person, or (C) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of any Related Person, except as expressly contemplated in the Loan Documents. Except as indicated in the Disclosure Schedule or as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

          (e) Enforceable Obligations.  This Agreement is, and the other Loan
              -----------------------
     Documents when duly executed and delivered will be, legal and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and as limited by general equitable principles.

          (f) Initial Financial Statements; Financial Condition.  The Initial
              -------------------------------------------------
     Financial Statements of Borrower fairly present

     Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and changes in Borrower's Consolidated cash flow for the respective periods thereof.
     Since the date of the audited annual Initial Financial Statements, no material adverse change has occurred in Borrower's financial condition or businesses or in Borrower's Consolidated financial condition or businesses, except as reflected in the interim Initial Financial Statements of Borrower or in the Disclosure Schedule. All Initial Financial Statements of Borrower were prepared in accordance with Generally Accepted Accounting Principles. No material adverse change in Borrower's financial condition or businesses or in Borrower's Consolidated financial condition or businesses is reasonably expected to occur during the next twelve months.

          (g) Other Liabilities.  No Related Person has any outstanding
              -----------------
     Indebtedness of any kind (including contingent, indirect and secondary liabilities and obligations, tax assessments, or unusual forward or long-term commitments) which is, in the aggregate, material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule and not permitted by Section 6.2(b).

          (h) Full Disclosure.  No certificate, statement or other information
              ---------------
     delivered herewith or heretofore by any Related Person to Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person (other than industry risks normally associated with the types of businesses conducted by the Related Persons) that has not been disclosed to Agent and each Lender in writing which has a substantial likelihood of materially and adversely affecting Borrower's properties, business, prospects or condition (financial or otherwise) or Borrower's consolidated or Consolidated properties, businesses, prospects or condition (financial or otherwise). All statements, reports and other information provided by or on behalf of Borrower to Agent and each Lender concerning Borrower's and its Subsidiaries' processing plants and the production dedicated to such plants and their pipelines and operations do not include misleading information or fail to take into account material information regarding the matters reported therein.

          (i) Litigation.  Except as disclosed in the Initial Financial
              ----------
     Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may reasonably be expected to materially and adversely affect Borrower or, on a Consolidated basis, Borrower and its properly Consolidated subsidiaries, their ownership or use of any of their assets or properties, their businesses or financial condition or prospects, or the right or ability of any Related Person to enter into the Loan Documents to which it is a party or to consummate the transactions contemplated thereby or to perform its obligations thereunder and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or, to the best of Borrower's knowledge, against any Related Person's shareholders, partners, directors or officers which have or may reasonably be expected to have any such effect.

          (j) ERISA Liabilities.  Except as disclosed in the Initial Financial
              -----------------
     Statements or in the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA.

          (k) Borrower's Subsidiaries.  None of Borrower and its Subsidiaries
              -----------------------
     presently has any Subsidiary or owns any stock in any other corporation or association except those listed in the Disclosure Schedule. None of Borrower and its Subsidiaries is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule. Each of Borrower and its Subsidiaries owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

          (l) Title to Properties.  Except as indicated in the Disclosure
              -------------------
     Schedule each of Borrower and its Subsidiaries has good and defensible title to all of its properties and assets, free and clear of all liens, encumbrances, options, charges and assessments other than those permitted under Section 6.2(c), except that (i) such representations and warranties are made to the best of Borrower's knowledge with respect to the easements and rights of way associated with Borrower's gas gathering systems and (ii) no representation or warranty is made with respect to any gas or mineral property or interest to which no proved oil or gas reserves are properly attributed.

          (m) Names and Places of Business.  Neither Borrower nor any Related
              ----------------------------
     Person has, during the preceding five years, been known by or used any other corporate, partnership or fictitious name, except as disclosed in the Disclosure

     Schedule. Except as otherwise indicated in the Disclosure Schedule, the chief executive office and principal place of business of Borrower and the Related Persons are (and for the preceding five years have been) located at their addresses set out in Section 10.3. Except as indicated in the Disclosure Schedule, no Related Person has any other office or place of business.

          (n) Change in Control.  No event has occurred which constitutes a
              -----------------
     Change in Control.

          (o) Environmental and Other Laws.  The Related Persons are conducting
              ----------------------------
     their businesses in material compliance with all applicable federal, state or local laws, including without limitation those pertaining to environmental matters. To the best knowledge of the Related Persons, none of the operations of any Related Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent into the environment. No Related Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any federal, state or local law indicating that any Related Person is responsible for the release into the environment, or the improper storage, of any material amount of any hazardous or toxic waste, substance or constituent, or that any such waste, substance or constituent has been released, or is improperly stored, upon any property of any Related Person and no Related Person otherwise has any known material contingent liability in connection with the release into the environment, or the improper storage, of any such waste, substance or constituent. The use which the Related Persons make and intend to make of all of their properties will not result in the disposal or release of a hazardous substance or hazardous waste on their properties that, based upon the laws in effect on the date each such representation and warranty is made by Borrower under the Loan Documents (excluding any laws, regulations or court rulings thereafter enacted or made that are applied retroactively), could reasonably be expected to result in a material adverse effect on the financial condition of Borrower. As used in this Section 5.1(o), the term "material" shall mean an event with respect to which the liability of Borrower therefor when added to the liability of Borrower for all other matters that are the subject of this section could reasonably be expected to exceed $10,000,000.

     Section 5.2.  Representation by Lenders.  Each Lender hereby represents
                   -------------------------
that it will acquire its Notes for its own account in connection with its commercial banking business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, this section does not prohibit such Lender's sale either of the Notes or of any participation in any of the Notes to any bank, pension plan, investment fund, financial institution or similar purchaser.

                                  ARTICLE VI

                             Covenants of Borrower
                             ---------------------

     Section 6.1.  Affirmative Covenants.  Borrower warrants, covenants and
                   ---------------------
agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise in writing:

          (a) Payment and Performance.  Borrower will pay all amounts owed by it
              -----------------------
     under the Loan Documents to which it is a party in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will use its best efforts to cause each other Related Person to observe, perform and comply with every term, covenant and condition of the Loan Documents applicable to it.

          (b) Books, Financial Statements and Reports.  Each Related Person will
              ---------------------------------------
     at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting and will furnish the following statements and reports to Agent and each Lender at Borrower's expense:

               (i) As soon as available, and in any event within 90 days in the case of Agent and 95 days in the case of each other Lender after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with Generally Accepted Accounting Principles, together with opinions, based on audits using generally accepted auditing standards, by Price Waterhouse, or other independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. Such Consolidated financial statements shall contain a balance sheet as of the end of such Fiscal Year and statements of operations, of cash flows, and of changes in stockholders' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. Additionally, at the same time Borrower will provide Agent and each other Lender consolidating financial statements containing a balance sheet as of the end of such Fiscal Year and a statement of operations for such Fiscal Year. In addition, within 90 days in the case of Agent and 95 days in the case of each other Lender after the end of each Fiscal Year Borrower will furnish to Agent and each Lender (A) a certificate in the form of Exhibit E signed by the chief financial officer, treasurer or controller of Borrower confirming compliance (or failure to comply) with the requirements of Sections 6.2(a), (b), (e), (f), (g), (j), (m), (n),

          (o) and (p) and setting out in reasonable detail calculations showing such compliance, if applicable, and (B) a report signed by such accountants stating that they have reviewed such certificate and this Agreement and further stating that, in making such review and the examination and report on the Consolidated financial statements described above, they did not obtain any knowledge that there existed any condition or event related to the financial covenants set forth in such sections relating to Borrower at the end of such Fiscal Year or at the time of their report which constituted an Event of Default or a Default, or, if they did obtain any such knowledge, specifying the nature and period of existence of any such condition or event.

              (ii) For each Guarantor which has income in any Fiscal Quarter which constitutes ten percent (10%) or more of Borrower's Consolidated net income for such Fiscal Quarter or which has assets at any time with a book value equal to or exceeding ten percent (10%) of the book value of Borrower's Consolidated assets at such time, as soon as available, and in any event within 105 days in the case of Agent and 110 days in the case of each other Lender after the end of each fiscal year of such Guarantor, complete Consolidated and consolidating (if applicable) financial statements of such Guarantor, together with all notes thereto, prepared in reasonable detail in accordance with all regulations applicable to such Guarantor or in accordance with accounting methods acceptable to Agent. Such Consolidated financial statements shall contain a balance sheet as of the end of such fiscal year and a statement of operations for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year.

             (iii) As soon as available, and in any event within 45 days after the end of each Fiscal Quarter, (A) Borrower's Consolidated and consolidating balance sheets as of the end of such Fiscal Quarter and statements of operations for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail in accordance with Generally Accepted Accounting Principles, subject to changes resulting from normal year-end adjustments, (B) for each Guarantor which has income in any Fiscal Quarter which constitutes ten percent (10%) or more of Borrower's Consolidated net income for such Fiscal Quarter or which has assets at any time with a book value equal to or exceeding ten percent (10%) of the book value of Borrower's Consolidated assets at such time, such Guarantor's consolidated and consolidating (if applicable) balance sheets as of the end of each fiscal quarter of such Guarantor and statements of operations from the beginning of its then current fiscal year to the end of such fiscal quarter, prepared in reasonable detail in accordance with all regulations applicable to such Guarantor or in accordance with accounting methods acceptable to Agent, subject to changes resulting from normal year-end adjustments, and (C) a certificate in the form of Exhibit E signed by the chief financial officer, treasurer or controller of Borrower setting out in reasonable detail calculation of the Mandatory Prepayment Ratio and confirming its compliance (or failure to comply) with the applicable Test Amount, confirming compliance (or failure to comply) with the requirements of Sections 6.2(a), (b), (e), (f), (g), (j), (m), (n), (o) and (p) and setting out in reasonable detail calculation showing such compliance, if applicable, stating that such financial statements are materially complete, stating that he has reviewed the Loan Documents and carried out or caused to be carried out such further review as is necessary to enable him to express an informed opinion as to compliance with the Loan Documents, and further stating that to the best of his knowledge there is no condition or event at the end of such Fiscal Quarter or at the time of such certificate which constitutes an Event of Default or a Default or specifying the nature and period of existence of any such condition or event.

              (iv) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Borrower to its shareholders and all registration statements, periodic reports and other statements and schedules filed by any Related Person with any securities exchange or any governmental authority responsible for compliance with securities laws.

            (v) By April 30 of each year, a projection of Borrower's cash flows for such year in form and scope substantially similar to Exhibit H hereto.

          (c) Other Information and Inspections.  Each Related Person will
              ---------------------------------
     furnish to Agent and each Lender any information which Agent may from time to time request on behalf of itself or any Lender concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Persons' businesses and operations. Each Related Person will permit representatives appointed by Agent on behalf of Lenders, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect any of such Related Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Agent or its representatives, on behalf of Lenders, to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. Each of Agent and Lenders agrees that, until the occurrence of a Default, it will take all reasonable steps to keep confidential any proprietary information regarding lists of customers of Borrower and its Subsidiaries and the terms of contracts of Borrower and its Subsidiaries with purchasers and producers; provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or (iii) is furnished to purchasers or prospective purchasers of participations or interests in the Loans or the Notes so long as such purchasers and prospective purchasers have agreed to be subject to restrictions identical to those imposed upon Agent and each Lender under this sentence.

          (d) Notice of Material Events.  Borrower will promptly notify Agent
              -------------------------
     and each Lender (i) of any material adverse change in Borrower's financial condition or Borrower's Consolidated financial condition, (ii) of the occurrence of a Default or Event of Default, (iii) of the acceleration of the maturity of any indebtedness owed by any Related Person or of any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a material adverse effect upon Borrower's Consolidated financial condition, (iv) of any material adverse claim (or any claim of $7,500,000 or more) asserted against any Related Person or with respect to any Related Person's properties pursuant to which an adverse decision could result in a material adverse effect upon such Related Person's financial position, business or operations, (v) of the occurrence of any Termination Event or of any event or condition known to Borrower which might adversely affect the enforceability of the Loan Documents, (vi) of the filing of any suit or proceeding against any Related Person in which an adverse decision could have a material adverse effect upon Borrower's Consolidated financial condition, business or operations, and (vii) any material adverse change in pipeline rates or regulations affecting any Guarantor or their properties which has a material adverse effect on Borrower or on Borrower and its Subsidiaries taken as a whole. Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, Event of Default or default, to protect against any such adverse claim, to defend any such suit or proceeding, to remedy any such Termination Event or event affecting enforceability, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same. Borrower hereby represents that the address of the chief executive office and principal place of business of each Related Person is the address of Borrower set out in Section 10.3 hereof or (if different) the address of each Related Person set out in the Disclosure Schedule.

          (e) Maintenance of Properties.  Each Related Person will maintain,
              -------------------------
     preserve, protect, and keep all property used or useful in the conduct of its business in good condition and in compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

          (f) Maintenance of Existence and Qualifications.  Each Related Person
              -------------------------------------------
     which is a corporation or partnership will maintain and preserve its corporate or partnership existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation or partnership in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on such Related Person.

          (g) Payment of Trade Debt, Taxes, etc.  Each Related Person (i) will
              ---------------------------------
     timely file all required tax returns; (ii) will timely pay all taxes, assessments and other governmental charges or levies imposed upon it or upon its income, profits or property; (iii) will within 90 days after the same becomes due pay all Indebtedness owed by it on ordinary trade terms to vendors, suppliers, and other Persons providing goods and services used by it in the ordinary course of its business; (iv) will pay and discharge when due all other Indebtedness now or hereafter owed by it; and (v) will maintain appropriate accruals and allowance accounts for all such liabilities in a timely fashion in accordance with Generally Accepted Accounting Principles. Each Related Person may, however, delay paying or discharging any such taxes, charges, claims or liabilities so long as the validity thereof is contested in good faith by appropriate proceedings and it has set aside on its books adequate allowance accounts therefor in accordance with Generally Accepted Accounting Principles.

          (h) Insurance.  Borrower and the Related Persons will keep or cause to
              ---------
     be kept adequately insured by financially sound and reputable insurers all property of a character usually insured by corporations or partnerships engaged in the same or similar businesses. Unless otherwise agreed to in writing by Majority Lenders, any insurance policies covering properties which are the subject of any Security Document shall be endorsed to add Agent for the account of Lenders as an additional named insured and to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without thirty days prior notice to Agent and shall contain such other provisions or endorsements as are reasonably required by Agent on behalf of Lenders. Any such insurance covering property shall be against fire, casualty and any other hazards normally insured and shall be in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated companies and properties), of the property insured. Borrower and its Affiliates shall maintain business interruption insurance in an amount providing not less than $10,000,000 coverage for the covered persons, taken as a whole. In the event of foreclosure under any such Security Document, or other transfer of title to any item of Collateral in extinguishment in whole or in part of the Obligations, all right, title and interest of any Related Person in and to the policies of insurance required hereby which are then in force concerning such Collateral and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Agent or other transferee in the event of such other transfer of title. In the event any of the Collateral covered by such insurance is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder or under any Loan Document,
     (i) Agent may, but shall not be obligated to, make proof of loss if not made promptly by Borrower and (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss to Agent and the Related Person owning such Collateral, as joint payees; provided that so long as no Default or Event of Default has occurred and is continuing, each insurance company concerned may make payment for any loss in an amount less than $1,000,000 solely to such Related Person. At all times adequate insurance against liability on account of damages to persons or property and workmen's compensation insurance shall be maintained covering Borrower and its Subsidiaries, which insurance shall be by financially sound and reputable insurers.

          (i) Payment of Expenses.  Whether or not the transactions contemplated
              -------------------
     by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of NationsBanc Capital Markets, Inc. (including attorneys' fees) in connection with the syndication of the Loans and by or on behalf of Agent (including attorneys' fees) in connection with (i) the preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (iii) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (iv) the enforcement, after the occurrence of a Default, of the Loan Documents; provided, however, that Borrower shall not pay any expenses incurred by Agent or any Lender in connection with the loss of any Note and provided further that Borrower will pay the expenses of each Lender in connection with the events described in clause (iv) above.

          (j) Performance on Borrower's Behalf.  If any Related Person fails to
              --------------------------------
     pay any taxes, insurance premiums, costs, expenses, or other amounts it is required to pay under any Loan Document (including without limitation any amounts required to be paid under Sections 6.1(i) and 8.3 of this Agreement), Agent may pay the same on behalf of Lenders. Borrower shall immediately reimburse Agent for any such payments and each amount paid shall constitute a part of the Obligations, shall be secured by the Security Documents and shall bear interest at the Late Payment Rate from the date such amount is paid by Agent until the date such amount is repaid to Agent).

          (k) Compliance with Agreements and Law.  Each Related Person will
              ----------------------------------
     perform all obligations which are material to Borrower's Consolidated financial condition which such Related Person is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound (subject to their rights to delay payment in the circumstances described in Section 6.1(g)). Each Related Person will conduct its business and affairs in material compliance with all laws, regulations, and orders applicable thereto (including those relating to pollution and other environmental matters).

          (l) Evidence of Compliance.  Each Related Person will furnish to each
              ----------------------
     Lender at such Related Person's or Borrower's expense all evidence which Agent from time to time reasonably requests on behalf of Lenders, including but not limited to the forms of evidence and assurance described in Section 4.2(e), as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

     Section 6.2.  Negative Covenants.  Borrower warrants, covenants and agrees
                   ------------------
that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise in writing:

          (a) Limitation on Dividends and Distributions.  Except for payments by
              -----------------------------------------
     Borrower to its stockholders which are permitted under the following sentences of this subsection and do not otherwise violate any provisions of this Agreement and except for dividends paid to Borrower by its Subsidiaries or to MIGC by MGTC, none of Borrower and its Subsidiaries will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, other than the distribution of common stock pursuant to the conversion or exchange of Preferred Stock, nor will any of Borrower and its Subsidiaries directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interest in any of Borrower and its Subsidiaries (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of or partnership interest in any of Borrower and its Subsidiaries. Borrower may pay dividends to its stockholders and make capital stock repurchases so long as
     (i) no Default or Event of Default has occurred and is continuing at the time such dividends are declared and paid and (ii) such repurchases and dividends declared or paid by Borrower since March 31, 1994, together with all investments Borrower has made in accordance with the provisions of
     Section 6.2(f)(v), do not, in the aggregate, exceed the sum of (A) $35,000,000; plus (B) fifty percent (50.0%) of Borrower's Consolidated
                  ----
     cumulative net income earned after March 31, 1994 if such figure is positive (zero percent, if negative); plus (C) fifty percent (50.0%) of the
                                           ----
     cumulative net proceeds received by Borrower and its Subsidiaries at any time after March 31, 1994 from the sale of any equity securities issued by Borrower or any of its Subsidiaries.

          (b) Limitation on Indebtedness.  No Related Person nor Williston Gas
              --------------------------
     Company nor Westana will create, incur, assume, guarantee, endorse, become or be liable in any manner with respect to or suffer to exist any Indebtedness, except:

               (i) the Obligations.

              (ii) unsecured Indebtedness among Borrower and any Guarantor.

             (iii) Indebtedness which is 90 days or less past due (or the validity of which is being contested in good faith by appropriate proceedings) that was incurred on ordinary trade terms and is owed by the Person incurring the same to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business.

              (iv) Indebtedness incurred in the ordinary course of business which neither (A) is for borrowed money,

          (B) constitutes an obligation to pay the deferred purchase price of assets or property (except for Indebtedness of Borrower evidencing its deferred purchase price of the assets of Citizens National Gas Company), (C) is evidenced by bonds, debentures, notes or similar instruments, (D) is Indebtedness of a type upon which interest or finance charges are customarily paid, (E) arises under leases of any kind (except as expressly permitted under subsection (v) immediately below) or under conditional sales or other title retention agreements (including operating leases and leases serving as a source of financing or otherwise capitalized in accordance with Generally Accepted Accounting Principles but excluding customary oil, gas or mineral leases) and exceeds in the aggregate $500,000, (F) is owed under direct or indirect guaranties of Indebtedness of any Person or constitutes obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Indebtedness of any Person (such as obligations under working capital maintenance agreements, agreements to keep-well, agreements to purchase Indebtedness, assets, goods, securities or services, or take-or-pay agreements, but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection), (G) arises with respect to letters of credit or applications or reimbursement agreements therefor, nor (H) arises with respect to
                                             ---
          production payments or other payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment or with respect to other obligations to deliver goods or services in consideration of advance payments therefor.

               (v) Obligations under leases, whether capital leases or operating leases, entered into in the ordinary course of business in arm's-length transactions at competitive market rates under competitive terms and conditions considering all aspects thereof, provided that the obligations payable over the lives of any such leases do not in the aggregate exceed $10,000,000, and in addition, obligations under real estate leases for office space used by Borrower.

               (vi) Indebtedness under the Term Loan Agreement and the Debt Securities.

               (vii) Indebtedness arising under any swap agreements with any financial institution providing Borrower interest rate protection for the Obligations, the Debt Securities, or any other Indebtedness of Borrower.

               (viii) unsecured Indebtedness of Borrower not described in subsections (i) through (vii) above which meets the following requirements: (A) the documentation evidencing such Indebtedness shall contain no terms, conditions or defaults (other than pricing) which are more favorable to the third party creditor than those contained in this Agreement are to Lenders and those contained in the Debt Securities are to the issuers thereof, as determined by Majority Lenders in their discretion (provided that Majority Lenders shall make any such determination considering any amendments or modifications to this Agreement or the documents governing the Debt Securities existing at the time of the incurrence of such Indebtedness) and shall not contain any provision which attempts to modify, amend or restrict any of the rights or remedies of Agent or Lenders hereunder or under any of the other Loan Documents,
          (B) the average life of such Indebtedness shall not be less than the average life of the Obligations and the Debt Securities, (C) such Indebtedness shall have no scheduled principal payments due prior to the final maturity of the Obligations, (D) at the time Borrower incurs such Indebtedness, no Default or Event of Default shall have occurred and be continuing hereunder and (E) if such Indebtedness is to be guaranteed by any Affiliate of Borrower, then such third party lender(s) must enter into an inter-creditor agreement with Lenders, in form, scope and substance which is acceptable to Majority Lenders, as evidenced by their written consent.

               (ix) any asset securitization of Borrower's receivables or any associated prefunding facility, which are not in excess of an aggregate amount of $75,000,000 and are not secured by any assets of Borrower other than (A) those accounts receivables of Borrower which are sold in such securitization (the "Sold Receivables"), (B) other rights to payment associated with the Sold Receivables and the proceeds thereof (including deposit accounts established in connection with the Sold Receivables) and (C) accounts receivable of Borrower, other than the Sold Receivables, which are not in excess of ten percent (10%) of the aggregate value of the Sold Receivables; provided that any such asset securitization shall be terminable at the sole discretion of Borrower.

          (c) Limitation on Liens.  No Related Person will create, assume or
              -------------------
     permit to exist any mortgage, deed of trust, pledge, encumbrance, lien or charge of any kind (including any security interest in or vendor's lien on property purchased under conditional sales or other title retention agreements and including any lease intended as security or in the nature of a title retention agreement) upon any of its properties or assets whether now owned or hereafter acquired, except, to the extent not otherwise forbidden by the Security Documents:

              (i) liens and security interests at any time existing in favor of Lenders.

              (ii) statutory liens for taxes and other sums which are not delinquent or which are being contested as provided in Section 6.1(g).

             (iii) mechanics' and materialmen's and similar statutory liens with respect to obligations which are not delinquent or which are being contested as provided in Section 6.1(g).

              (iv) minor defects and irregularities in title to any property which do not materially impair the value of such property or the use thereof for the purposes for which it is held.

               (v) any encumbrances expressly permitted under the terms of any Security Document hereafter accepted by Agent on behalf of Lenders.

               (vi) liens listed on the Disclosure Schedule.

               (vii)liens securing Indebtedness specifically described in
          Section 6.2(b)(ix).

          (d) Limitation on Mergers, Issuances of Securities.  No Related Person
              ----------------------------------------------
     will merge or consolidate with or into any other business entity except that (i) Borrower may merge or consolidate with or into any other business entity if such Borrower is the surviving business entity, (ii) any Subsidiary of Borrower which is a Guarantor may merge or consolidate with another Subsidiary of Borrower so long as a Guarantor is the surviving business entity, and (iii) any Subsidiary of Borrower which is not a Guarantor may merge or consolidate with another Subsidiary of Borrower which is not a Guarantor; provided that the surviving entity immediately becomes a Guarantor if required to do so pursuant to the terms of Section
     7.3 hereof. Except as expressly provided below in this subsection, no Related Person will, after the Closing Date, issue partnership interests, stock, or other securities other than shares of common or preferred stock issued to Borrower nor will any Subsidiary of Borrower allow any diminution of Borrower's interest (direct or indirect) therein. Notwithstanding anything to the contrary herein, Borrower may not issue any shares of its preferred stock without the express written consent of Lenders (including without limitation any Preferred Stock or Additional Preferred Stock) after the Closing Date but may issue shares of its common stock if (i) such issue is pursuant to the conversion or exchange of previously issued Preferred Stock or the conversion of the 7.25% Convertible Subordinated Notes into which the Preferred Stock is exchangeable by Borrower or (ii) immediately after the issuance thereof no Change in Control has occurred and no event has occurred nor will any event occur as a result of such issuance of Borrower's common stock which would require Borrower to redeem for cash the Preferred Stock or any subordinated notes which may have been issued in exchange for the

     Preferred Stock or which gives the holders of the Preferred Stock or any subordinated notes which may have been issued in exchange for the Preferred Stock the right to demand such redemption.

          (e) Limitation on Sales of Property.  No Related Person will sell,
              -------------------------------
     transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

              (i) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

              (ii) inventory which is sold in the ordinary course of business;

              (iii) so long as no Default or Event of Default has occurred, assets or property which are sold for fair consideration in arm's length transactions to third parties that are not Affiliates of Borrower; provided that if during any Fiscal Quarter assets and property with an aggregate gross book value in excess of $20,000,000 are sold or if during the period beginning on the date of execution
                   --
          hereof and continuing until all of the Obligations are paid in full assets and property with an aggregate gross book value in excess of $40,000,000 are sold, Lenders shall have the right to require a recalculation of the Mandatory Prepayment Ratio in accordance with the provisions of Section 2.7(b) which ratio shall become effective at the time of such sale; provided further, that the sale of the Sold Receivables permitted in Section 6.2(b)(ix) of an amount not to exceed $75,000,000 shall not be included in the calculation of this clause
          (iii); and

               (iv) sales of Sold Receivables permitted in Section 6.2(b)(ix) of an aggregate amount not to exceed $75,000,000.

     Neither Borrower nor any of Borrower's Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries except that any Subsidiary of Borrower may sell or issue its own capital stock to the extent not otherwise prohibited hereunder. No Related Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

          (f) Limitation on Investments and New Businesses.  Except as expressly
              --------------------------------------------
     provided below in this subsection, no Related Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business (which shall be deemed to include expenditures, commitments, obligations and transactions permitted by clause (iii), (iv) or (v) of this sentence); (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses andoperations (which shall be deemed to include expenditures, commitments, obligations and transactions permitted by clause (iii), (iv) or (v) of this sentence); (iii) make any acquisitions of or capital contributions to or other investments in any Persons other than (A) capital contributions to and investments in Williston Gas Company and Subsidiaries already wholly owned by such Related Person and (B) deposits with any Lender, investments in obligations of any Lender or any of such Lender's Affiliates, time deposits in other banking institutions which, at the time such deposit is made, are rated "C" by Thomson BankWatch, Inc. and investments maturing within one year from the date of acquisition in direct obligations of or obligations supported by, the full faith and credit of, the United States of America, (iv) make any significant acquisitions or investments in any properties other than gas processing, transmission, gathering and storage facilities and domestic oil and gas properties and (v) make other investments unless (1) no Default or Event of Default has occurred and is continuing at the time such investment is made and (2) such investments, together with all repurchases and dividends declared or paid by Borrower since March 31, 1994 in accordance with the provisions of Section 6.2(a), do not, in the aggregate, exceed the sum of (I) $35,000,000; plus (II) fifty percent (50.0%) of Borrower's
                             ----
     Consolidated cumulative net income earned after March 31, 1994 if such figure is positive (zero percent, if negative); plus (III) fifty percent
                                                     ----
     (50.0%) of the cumulative net proceeds received by Borrower and its Subsidiaries at any time after March 31, 1994 from the sale of any equity securities issued by Borrower or any of its Subsidiaries. Notwithstanding the foregoing, if any Related Person makes an acquisition of any Person in accordance with the provisions of this Section 6.2(f), and if the historical cash earnings of the Person so acquired would have to be included in the calculation of the Mandatory Prepayment Ratio most recently delivered to Agent and Lenders hereunder to support the Indebtedness, if any, incurred by such Related Person in making the acquisition, Borrower shall promptly notify Agent and Lenders of such fact and Lenders shall have the right to require a recalculation of the Mandatory Prepayment Ratio in accordance with the provisions of Section 2.7(b) which ratio shall become effective at the time of such acquisition.

          (g) Limitation on Credit Extensions.  No Related Person will extend
              -------------------------------
     credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (ii) loans to Borrower or to any Guarantor made in the ordinary course of business and (iii) loans made by Borrower to its employees pursuant to the Stock Option Agreements; provided that the aggregate amount of all such loans so made shall not exceed $10,000,000.

          (h) Contracts; Take-or-Pay Agreements. No Related Person will
              ---------------------------------
     enter into, or amend or permit any amendment to, any contract which releases, qualifies, limits, makes contingent or otherwise detrimentally affects Agent or any Lender or the rights and benefits of Agent or any Lender under or acquired pursuant to any Loan Documents. Borrower will not enter into any "take-or-pay" contract or other contract which requires it to pay for oil, gas, other hydrocarbons or other minerals prior to taking delivery thereof, provided that Borrower may enter into such contracts so long as the aggregate maximum direct and contingent liability of Borrower under such contracts does not exceed $500,000 at any one time, and provided further that Borrower may enter into contracts with gas producers requiring Borrower to make such payments if Borrower has not connected the producer's well to Borrower's gathering system within a specified period of time. The Related Persons may only enter into contracts for the future sale or purchase of liquid hydrocarbons (in this section called "liquids") to facilitate the ultimate sale of liquids processed by Borrower. Examples of permitted contracts include (i) futures contracts to hedge (but not speculate) against future changes in prices and (ii) essentially back to back contracts in which Borrower avoids transportation of liquids processed by it by exchanging such liquids for liquids processed by others which are closer in location to Borrower's ultimate purchaser. Examples of prohibited contracts include essentially speculative contracts entered into primarily in hopes of benefitting from price changes and with no substantial connection to the sale or transportation of liquids produced or stored at Borrower's gas plants.

          (i) Fiscal Year.  No Related Person will change its fiscal year.
              -----------

          (j) Tangible Net Worth. Borrower's Consolidated Tangible Net
              ------------------
     Worth will never be less than the Tangible Net Worth Minimum (as defined below in this subsection). As used in this subsection, the term "Consolidated Tangible Net Worth" means the remainder of (A) all Consolidated assets of such Borrower, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under Generally Accepted Accounting Principles, but treating as tangible assets with respect to Borrower all gas purchase and sale contracts acquired by Borrower), minus (B) Borrower's Consolidated Debt.
                                      -----
     As used in this subsection, the term "Consolidated Debt" means all Consolidated liabilities and similar balance sheet items of Borrower, together with all other contingent and indirect liabilities ("contingent and indirect liabilities" shall include only those liabilities that are required to be included in amounts accrued in accordance with Generally Accepted

     Accounting Principles) of Borrower or any of its Subsidiaries which are of a character required to be included in Borrower's audited Consolidated annual financial statements required hereunder (if any) (including the notes thereto). As used in this subsection the term "Tangible Net Worth Minimum" means the sum of (i) $400,000,000; plus (ii) fifty percent (50.0%)
                                                 ----
     of Borrower's Consolidated cumulative net income earned after March 31, 1994, if such figure is positive (zero percent, if negative); plus (iii)
                                                                   ----
     seventy-five percent (75.0%) of the cumulative net proceeds received by Borrower at any time after March 31, 1994 from the sale of any equity securities issued by Borrower or any of its Subsidiaries.

          (k) Organizational Documents. The Certificate of Incorporation
              ------------------------
     and Bylaws of Borrower and the joint venture agreements under which each of Williston Gas Company and Westana, respectively, are established shall not be amended or modified in any way unless the effect of any such amendment or modification will not materially and adversely effect the management, financial condition, business or operations of any of Borrower, any Guarantor, Williston Gas Company or Westana.

          (l) Certain Contracts; Amendments; Multiemployer ERISA Plans.
              --------------------------------------------------------
     Except as expressly provided for in the Loan Documents, no Related Person will, directly or indirectly, enter into, create or otherwise allow to exist any contract or other consensual restriction on the ability of any Related Person to (i) pay dividends or make other distributions to Borrower, (ii) redeem equity interests held in it by Borrower, (iii) repay loans and other indebtedness owing by it to Borrower, or (iv) transfer any of its assets to Borrower; provided that nothing contained in this sentence is intended to prohibit Borrower's execution and delivery of the Debt Securities, as in existence on the date hereof, and the documents and instruments executed in connection therewith. No Related Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Document. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

          (m) Debt to Capitalization Ratio. Borrower's Debt to
              ----------------------------
     Capitalization Ratio will never be greater than (i) 0.60 to 1.0 at any time until and including October 31, 1995 and (ii) 0.55 to 1.0 at any time thereafter.

          (n) Current Ratio. The ratio of Borrower's Consolidated current
              -------------
     assets to Borrower's Consolidated current liabilities shall not be less than 1.0 to 1.0 at the end of any calendar month. For purposes of this subsection, Borrower's Consolidated current liabilities will be calculated without including any payments of principal of any Indebtedness of Borrower which are required to be repaid within one year from the time of calculation and Borrower's Consolidated current assets will include any unused portion of the Commitment which is then available for borrowing.

          (o) Limits on Uncommitted Inventory. Borrower shall at no time
              -------------------------------
     purchase or have purchased a volume of natural gas inventory in an amount which exceeds the sum of (i) the aggregate amount of inventory which Borrower has purchased to satisfy commitments for delivery to third parties pursuant to sales agreements with such third parties plus (ii) the aggregate amount of production from all of the gas plants owned by Borrower during the three (3) immediately preceding consecutive calendar months.

          (p) EBITDA/Interest Ratio. As of the end of each Fiscal Quarter,
              ---------------------
     the ratio of Borrower's Consolidated EBITDA for the four immediately preceding consecutive Fiscal Quarters to Borrower's Consolidated Interest Charges for such period shall never be less than (i) 3.25 to 1.0 at any time after the date hereof until and including October 31, 1995, and (ii)
     3.75 to 1.0 at any time from and including November 1, 1995 and thereafter. For purposes of this subsection, the term "Borrower's Consolidated EBITDA" means the sum of (I) Borrower's Consolidated earnings (or loss), after deduction of all expenses and other charges other than interest and income taxes plus (II) amounts deducted in the computation of such Consolidated earnings (or loss) for depreciation, amortization and other non-cash items. For purposes of this subsection the term "Borrower's Consolidated Interest Charges" means the aggregate amount of interest treated as an expense or capitalized on Borrower's Consolidated financial statements.

                                  ARTICLE VII

                                   Security
                                   --------

     Section 7.1.  The Security.  The Obligations will be secured by the
                   ------------
Security Documents listed in Schedule 2 and any additional Security Documents hereafter delivered by any Related Person and accepted by Agent on behalf of Lenders.

     Section 7.2.  Offset   Borrower hereby grants to Agent and each Lender a
                   ------
right of offset to secure the repayment of the Obligations, which right of offset shall be upon (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Agent or any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Agent or any Lender, and (c) any other credits and claims of Borrower at any time existing against Agent or any Lender. Upon the occurrence of any Default or Event of Default, each of Agent and Lenders is hereby authorized to offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations.

     Section 7.3.  Guaranties .  Borrower shall require each of the following
                   -----------
Subsidiaries to immediately execute and deliver to Agent on behalf of Lenders an absolute and unconditional guaranty of the timely repayment of the Obligations under this Agreement and the due and punctual performance of the obligations of Borrower hereunder:

          (A) Each Subsidiary of Borrower which has income in any Fiscal Quarter which constitutes ten percent (10%) or more of Borrower's Consolidated net income for such Fiscal Quarter or which has assets at any time with a book value equal to or exceeding ten percent (10%) of the book value of Borrower's Consolidated assets at such time;

          (B) If the aggregate amount of Borrower's unconsolidated net income for any Fiscal Quarter plus the aggregate net income of Guarantors during such Fiscal Quarter does not constitute eighty-five percent (85%) or more of Borrower's Consolidated net income for such Fiscal Quarter or if the book value of Borrower's individual assets at any time plus the aggregate book value of the assets of Guarantors at such time does not exceed eighty-five percent (85%) of the book value of Borrower's Consolidated assets at such time, then Subsidiaries of Borrower with aggregate assets and/or net incomes necessary to comply with the eighty-five percent (85%) tests contained in this subsection; and

          (C) Upon request by Agent on behalf of Majority Lenders, any other Subsidiary of Borrower.

Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Majority Lenders and their counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute. All guaranties delivered to Agent pursuant to this section shall be satisfactory to Agent in form and substance.

     Section 7.4.  Deposits.
                   --------

          (a) During the continuance of any Event of Default, Agent may, on behalf of Majority Lenders, require Borrower to deposit funds with Agent under this section in an amount up to the LC Balance. Any funds deposited under this section shall be held by Agent for the benefit of Lenders as Collateral, and Borrower will in connection therewith execute and deliver such Security Documents as Majority Lenders may in their discretion require. As drafts or demands for payment are presented under any LCs, Agent shall apply such funds to satisfy Borrower's reimbursement obligations with respect thereto. Pending such application Agent shall invest such funds as mutually agreed upon by Majority Lenders and Borrower and, if no such agreement is made, in overnight eurodollar deposits or time deposits with or certificates of deposit issued by Agent, with maturities from one to sixty days as chosen by Agent and upon such other terms and conditions as Agent chooses. All interest on such investments shall be reinvested or applied to LC reimbursement obligations in the same manner as funds originally deposited by Borrower or, if Borrower requests, released to Borrower so long as no Default or Event of Default exists. When all LCs have expired and Borrower's reimbursement obligations in connection therewith have been satisfied, Agent shall, provided no Default or Event of Default then exists, release to Borrower any remaining funds and interest deposited under this section. Borrower shall in no event be obligated to make deposits under this Section 7.4 whenever the funds and interest already deposited equal or exceed the LC Balance.

          (b) Whenever Borrower is required to make deposits under this section and fails to do so on the day such deposit is due, Agent and Lenders may without notice to Borrower make such deposit (whether by application of proceeds of Collateral, by transfers from other accounts maintained with Lenders, or otherwise) using any funds then available to Agent or any Lender of Borrower, any Guarantor, or any other person liable for all or any part of Borrower's obligations hereunder or with respect to the LCs. Any amounts which are required hereunder to be deposited pursuant to this section and which are not deposited on the date due shall, for the purposes of each Security Document, be considered past due debts owing hereunder, and Agent is hereby authorized to liquidate Collateral and otherwise exercise its rights under each Security Document to obtain funds for deposit as contemplated in this section.


                                 ARTICLE VIII

                        Events of Default and Remedies
                        ------------------------------

     Section 8.1.  Events of Default.  Each of the following events constitutes
                   -----------------
an Event of Default under this Agreement:

          (a) (i) Any Related Person fails to pay any principal when due and payable, whether at a date for the payment of a fixed installment or contingent or other payment to Agent, Issuing Bank or any Lender or as a result of acceleration or otherwise, or (ii) any Related Person fails to pay any interest or other Obligation other than principal when due and payable, whether at a date for the payment of a fixed installment or contingent or other payment to Agent, Issuing Bank or any Lender or as a result of acceleration or otherwise, and such failure continues for ten (10) Business Days after such payment is due; or

          (b) Any default occurs under any Loan Document or any document evidencing the Debt Securities or any event of default or termination event occurs under any interest rate swap agreement between Borrower and any Lender, and such default, event of default or termination event is not remedied within the applicable period of grace (if any) provided for in such document, or any Event of Default occurs under the Term Loan Agreement; or

          (c) Any Related Person fails to duly observe, perform or comply with any provision of Section 6.2 or Section 2.7(b), provided that no grace period shall be applicable to such failure, or any Related Person fails to duly observe, perform or comply with any other covenant, agreement, condition or provision (except those referred to above in this subsection and in subsections (a) and (b) above) of any Loan Document in any material respect, and such failure is not remedied within the greater of thirty (30) days or any applicable Grace Period; or

          (d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, and such representation or warranty does not become true and correct within the applicable Grace Period (if any); or

          (e) Any Related Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or Borrower and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument; or

          (f) Any Related Person (i) fails to duly pay any Indebtedness constituting principal or interest owed by it to any Person other than Agent, Issuing Bank or any Lender with respect to borrowed money or money otherwise owed under any note, bond, or similar instrument (including, but not limited to, the Indebtedness under the Debt Securities or under any subordinated note issued in exchange for Preferred Stock) unless such Related Person is contesting the validity of such Indebtedness by appropriate proceedings and has set aside on its books adequate allowance accounts therefor in accordance with Generally Accepted Accounting Principles or (ii) breaches or defaults in the performance of any agreement or instrument by which any Indebtedness described in the preceding clause
     (i) is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor; or

          (g) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $5,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

          (h)  Any Related Person:

               (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the Bankruptcy Reform Act of 1978, as amended; or

              (ii) suffers the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets or for any part of the Collateral in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment is consented to, requested by, or acquiesced to by it; or

             (iii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the Bankruptcy Reform Act of 1978, as amended; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets or any part of the Collateral; or makes a general assignment for the benefit of creditors; or fails generally to pay its debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

              (iv) suffers the entry against it of a final judgment for the payment of money in excess of $5,000,000 (not covered by effective insurance), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within said period and a stay of execution pending such appeal is obtained; or

               (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its property or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; or

          (i) Without the express prior written consent of Majority Lenders, Borrower amends or modifies the terms of the Preferred Stock or the Additional Preferred Stock or the subordinated notes which have been or may be issued in exchange for the Preferred Stock in any manner which would have the effect of (i) increasing the amount of Preferred Stock or the Additional Preferred Stock that may be issued by Borrower, (ii) increasing the amount of any such subordinated note or changing the terms for the conversion of the Preferred Stock into such subordinated notes, (iii) increasing the amount or frequency of payment of dividends on the Preferred Stock or the Additional Preferred Stock or the amount or frequency of payment of principal of or interest on such subordinated notes, or (iv) otherwise materially changing the terms of the Preferred Stock or the Additional Preferred Stock or such subordinated notes; or

          (j)  A Change in Control occurs; or

          (k) Any event occurs which would require Borrower to redeem for cash the Preferred Stock, the Additional Preferred Stock or any subordinated notes which may have been issued in exchange for the Preferred Stock or which gives the holders of the Preferred Stock, the Additional Preferred Stock or any subordinated notes which may have been issued in exchange for the Preferred Stock the right to demand such redemption; or

          (l) Without the express prior written consent of all Lenders, Borrower amends or modifies the terms of any of the documents or instruments governing, or otherwise executed in connection with, any of the Debt Securities; or

          (m) Any Related Person breaches or defaults in the performance of any agreement or instrument creating or evidencing any asset securitization or any associated prefunding facility referred to in Section 6.2(b)(ix), and any such breach or default continues beyond any applicable period of grace provided therefor, or any early or accelerated amortization of Indebtedness or other obligations or rights commences to occur under such facility without a replacement facility permitted by such Section being effective to provide for replacement funding therefor.

Upon the occurrence of an Event of Default described in subsection (h)(i),
(h)(ii) or (h)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Agent shall, upon written instructions from Majority Lenders, at any time and from time to time without notice to Borrower or any other Related Person declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. After any such acceleration Lenders shall have no obligation to make any further Advances or loans of any kind under any agreement with any Related Person. The term "Grace Period", as used herein with respect to an Event of Default for which a Grace Period is expressly provided, means the period beginning on the date of the related Default and ending thirty days after written notice of such Default is given by Agent to Borrower, provided that no Grace Period shall apply to any Default if Borrower does not give notice of such Default to Agent as required in
Section 6.1(d) prior to Agent's giving notice thereof to Borrower or exercising any of its rights or remedies in connection therewith.

     Section 8.2.  Remedies.  If any Default shall occur and be continuing each
                   --------
Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Agent and Lenders under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     Section 8.3.  Indemnity.  Borrower promises to indemnify Agent and each
                   ---------
Lender, upon request, from and against any and all claims, losses, and liabilities growing out of or resulting from the Loan Documents or the transactions contemplated therein (including without limitation the enforcement thereof); provided, however, that this indemnity shall not extend to any claim which Borrower may have against Agent or any Lender that arises under or with respect to this Agreement. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY

WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT OR ANY LENDER, PROVIDED ONLY THAT BORROWER SHALL NOT BE OBLIGATED UNDER THIS SECTION TO INDEMNIFY AGENT OR ANY LENDER FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY SUCH LENDER'S OR AGENT'S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. If any Person (including without limitation Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by Agent or any Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the terms "Agent" and "Lender" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.


                                  ARTICLE IX

                                     Agent
                                     -----

     Section 9.1.  Appointment and Authority.  Each Lender hereby irrevocably
                   -------------------------
authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to Lenders is only that of a commercial bank acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent as a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any Lender to Agent of any Default or Event of Default, Agent shall promptly notify each Lender thereof.

     Section 9.2.  Agent's Reliance, Etc.  Neither Agent nor any of its
                   ---------------------
directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, including their negligence of any kind, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Related Person or to inspect the property (including the books and records) of any Related Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of the Related Persons and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

     Section 9.3.  Lenders' Credit Decisions.  Each Lender acknowledges that it
                   -------------------------
has, independently and without reliance upon Agent or any other Lender, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

     Section 9.4.  Indemnification.  Each Lender agrees to indemnify Agent (to
                   ---------------
the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Loan Share of any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events

(including without limitation the enforcement thereof) at any time associated therewith or contemplated therein. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, PROVIDED ONLY THAT NO LENDER SHALL BE OBLIGATED UNDER THIS SECTION TO INDEMNIFY AGENT FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY AGENT'S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Loan Share of any costs and expenses to be paid to Agent by Borrower under Section 6.1(i) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

     Section 9.5.  Rights as Lender.  In its capacity as a Lender, Agent shall
                   ----------------
have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any of the Related Persons or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

     Section 9.6.  Sharing of Set-Offs and Other Payments.  Each of Agent and
                   --------------------------------------
Lenders agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under
Section 2.9, causes Agent or Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to
Section 2.9, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause Agent and all Lenders to share all payments as provided for in Section 2.9, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 2.9; provided, however, that nothing herein contained shall in any way affect the right of Agent or any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights or banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

     Section 9.7.  Investments .  Whenever Agent in good faith determines that
                   -----------
it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

     Section 9.8.  Benefit of Article IX.  The provisions of this Article
                   ---------------------
(other than the following Section 9.9) are intended solely for the benefit of Agent and Lenders, and no Related Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against Agent or any Lender. Agent and Lenders may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Related Person.

     Section 9.9.  Resignation.  Agent may resign at any time by giving written
                   -----------
notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Borrower may, with the written concurrence of Lenders whose aggregate Loan Shares constitute at least fifty percent (50%), designate a successor Agent. If within fifteen days after the date of such resignation Borrower makes no such designation or such written concurrence is not given, Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article VIII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

     Section 9.10.  Agency/Administrative Fee.  To compensate Agent for
                    -------------------------
performing its duties under the Loan Documents and for expenses incurred by Agent in connection with such performance, Borrower shall pay to Agent an agency and administrative fee in amount mutually agreed upon by Borrower and Agent.


                                   ARTICLE X

                                 Miscellaneous
                                 -------------

     Section 10.1.  Waivers and Amendments; Acknowledgements.
                    ----------------------------------------

          (a) Waivers and Amendments. No failure or delay by Agent or any
              ----------------------
     Lender in exercising any right, power or remedy which Agent or such Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Agent or such Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by Agent and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (or without further consent than that already provided herein in the circumstances provided in Sections 7.4 or 10.7). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(e)), (2) increase the Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce any fees hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any fees hereunder, or principal of, or interest on, such Lender's Note, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Loan Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents or amend Section 7.1 hereof or (6) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment.

          (b) Acknowledgements and Admissions. Borrower hereby represents,
              -------------------------------
     warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Agent or any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) neither Agent nor any Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Agent and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any of Borrower, Agent and Lenders,
     (vii) Agent is not Borrower's agent, but agent for Lenders, (viii) should an Event of Default or Default occur or exist Agent and each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Agent or any Lender, or any representative thereof, and no such representation or covenant has been made, that Agent or any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) Agent and all Lenders have relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to make their Loans.

THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

     Section 10.2.  Survival of Agreements; Cumulative Nature.  All of the
                    -----------------------------------------
Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Agent and Lenders and all of Agent's and Lenders' obligations to Borrower are terminated; provided, however, that any Obligations under Sections 2.11 through 2.15 and any obligations which any Person may have to indemnify or compensate Agent or any Lender with respect to events occurring prior to such termination shall survive such termination. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Agent or any Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Agent and Lenders in the Loan Documents, are cumulative, and no Loan Document shall be construed in the context of another to implicitly diminish, nullify, or otherwise reduce the benefit to Agent or any Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall be deemed to apply implicitly to any similar representation, warranty, indemnity or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 10.3.  Notices.  All notices, requests, consents, demands and
                    -------
other communications required or permitted under any Loan Document shall be in writing and, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notice to Lenders), shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram or telex, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified below for Agent and Borrower and the addresses specified in Schedule 3 hereto for Lenders (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram or telex, upon receipt; provided, however, that no Request for Advance or Rate Election shall become effective until actually received by Agent. All such notices to any Related Person may, at the option of Agent in each particular instance, be either addressed and delivered to such Related Person or addressed and delivered to Borrower.

Address of Borrower,              12200 N. Pecos Street, Suite 230
  and the Guarantors:             Denver, Colorado  80234
                                  Attention:  Chief Financial Officer
                                            General Counsel

Address of Agent:                 P.O. Box 655961
                                  Dallas, Texas  75265
                                  Attention:  Energy Banking Group

   with a copy to:                NationsBanc Energy Group Denver, Inc.
                                  370 Seventeenth Street, Suite 3250
                                  Denver, Colorado 80202

     Section 10.4.  Parties in Interest.  All grants, covenants and agreements
                    -------------------
contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior written consent of Majority Lenders.

     SECTION 10.5.  GOVERNING LAW .  THE LOAN DOCUMENTS AND THE RIGHTS, DUTIES
     -------------------------------------------------------------------------
AND LIABILITIES OF THE PARTIES UNDER THE LOAN DOCUMENTS AND/OR ARISING FROM OR
- - ------------------------------------------------------------------------------
RELATING IN ANY WAY THERETO SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER
- - --------------------------------------------------------------------------------
THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
- - --------------------------------------------------------------------------------
WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED
- - ------------------------------------------------------------------------------
STATES OF AMERICA, EXCEPT (A) TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION
- - --------------------------------------------------------------------------------
IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, AND (B) WITH RESPECT TO SPECIFIC LIENS,
- - --------------------------------------------------------------------------------
OR THE PERFECTION THEREOF, EVIDENCED BY SECURITY DOCUMENTS COVERING REAL OR
- - ---------------------------------------------------------------------------
PERSONAL PROPERTY WHICH BY THE LAWS APPLICABLE THERETO ARE REQUIRED TO BE
- - -------------------------------------------------------------------------
CONSTRUED UNDER THE LAWS OF ANOTHER JURISDICTION.  CHAPTER 15 OF TEXAS REVISED
- - ------------------------------------------------------------------------------
CIVIL STATUTES ARTICLE 5069 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN
- - --------------------------------------------------------------------------
ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR
- - -------------------------------------------------------------------------------
THE NOTES.  BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED
- - -----------------------------------------------------------------------------
PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE
- - -------------------------------------------------------------------------------
STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON
- - -------------------------------------------------------------------------------
IT AND THE RELATED PERSONS IN ANY LEGAL PROCEEDING RELATING TO THE LOAN
- - -----------------------------------------------------------------------
DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW.
- - -----------------------------------------------------------------------------

     Section 10.6.  Limitation on Interest.  Agent, Lenders, the Related
                    ----------------------
Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Agent and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or
(c) Agent or any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Agent's or such Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Lenders and the Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling. As used in this section the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     Section 10.7.  Optional Termination.  In its sole and absolute discretion
                    --------------------
Borrower may at any time that no Obligations are owing elect in a notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing, this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder, provided that any Obligations under Sections 2.11 through 2.15 and any obligations which any Person may have to indemnify or compensate Agent or any Lender with respect to events occurring prior to such termination shall survive such termination. At the request and expense of Borrower, Agent shall prepare and execute on behalf of Lenders, all necessary instruments to reflect and effect such termination of the Loan Documents and return the Notes to Borrower marked "cancelled". Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder or further action by any Lender.

     Section 10.8.  Severability.  If any term or provision of any Loan
                    ------------
Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 10.9.  Binding Effect.
                    --------------

          (a) This Agreement shall become effective once the conditions precedent set forth in Article IV have been met and this Agreement has been executed by Borrower, Agent and each Lender listed on Schedule 3 hereto by such date (each such Lender being hereinafter referred to in this Section
     10.9 as an "Original Lender"), and thereafter shall be binding upon and inure to the benefit of Borrower, Lenders and Agent, and to their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lenders.

          (b) Assignments. Each Lender shall have the right to sell, assign or
              -----------
     transfer all or any part of such Lender's Notes, Advances, Loans or Commitments hereunder to one or more financial institutions, pension plans, investment funds, or similar purchasers; provided that in connection with
                                              --------
     each sale, assignment or transfer, the applicable Lender will consider the opinion and recommendation of Borrower, which opinion and recommendation shall in no way be binding upon such Lender, and each such sale, assignment, or transfer shall be with the consent of Borrower, which consent will not be unreasonably withheld (provided, however, that Borrower's consent to assignment shall not be required during the continuance of a Default or Event of Default), and with notice to Agent, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were an Original Lender and a holder of such Notes, including, without limitation, the right to vote on decisions requiring consent or approval of all Lenders or Majority Lenders and the obligation to fund its Loan Share of any Advances or Loans and payments made under LCs directly to Agent; provided further that (i) each such sale, assignment, or
                        -------- -------
     transfer shall be in a principal amount not less than $10,000,000, except for sales in an amount of not less than $5,000,000 between Original Lenders, (ii) each Lender shall at all times maintain Commitments and Loans then outstanding in an aggregate amount at least equal to the lesser of $10,000,000 or 3.5% of the aggregate amount of such Commitments and Loans then outstanding; provided, however, that each Original Lender shall at all times maintain Commitments and Loans then outstanding in an aggregate amount equal to the lesser of $15,000,000 or 5.0% of the aggregate amount of such Commitments and Loans then outstanding, (iii) each Lender may not offer to sell its Notes and Loans or interests therein in violation of any securities laws, and (iv) no such assignments shall become effective until (I) the assigning Lender delivers to Agent copies of all written assignments and other documents evidencing any such assignment or related thereto and an Agreement to be Bound in the form of Exhibit F, providing for the assignee's ratification and agreement to be bound by the terms of this Agreement and the other Loan Documents and (II) the assignee agrees in writing to be bound to the terms and conditions of that certain Third Amended and Restated Intercreditor Agreement of even date herewith by and among Agent, Lenders, CIGNA Group and The Prudential Insurance Company of America, as the same may be amended from time to time. Notwithstanding the provisions of clauses (i) and (ii) above, a Lender may make a sale, assignment or transfer, or maintain Commitments and Loans then outstanding, in an amount which is less than that required above provided that Borrower and such Lender have agreed to modify such requirements and have delivered to Agent prior written evidence of their agreement to make such modification. An assignment fee in the amount of $2,500 for each such assignment will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of notice that the Agent has received copies of any assignment and the other documents relating thereto, Borrower shall execute and deliver to Agent (for delivery to the relevant assignee) new Notes evidencing such assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loan, a replacement Note in the principal amount of the Loan retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Note held by such Lender).

          (c) Participations. Each Lender shall have the right to grant
              --------------
     participations in all or any part of such Lender's Notes, Advances, Loans and Commitments hereunder to one or more pension plans, investment funds, financial institutions or similar purchasers; provided that (i) each Lender
                                                   --------
     granting a participation shall use its best efforts to give prior notice of any such participation, but in any event shall promptly notify Agent and Borrower thereof, (ii) each Lender granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Majority Lenders (except as set forth in (iv) below), (iii) each Lender and Borrower shall be entitled to deal with the Lender granting a participation in the same manner as if no participation had been granted, and (iv) no participant shall ever have any right by reason of its participation to exercise any of the rights of Lenders hereunder, except that any Lender may agree with any participant that such Lender will not, without the consent of such participant, consent to any amendment or waiver described in Section 10.1(a) requiring approval of 100% of the Lenders.

          (d) It is understood and agreed that any Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrower's properties and operations which was provided to such Lender pursuant to this Agreement.

     Section 10.10.  Counterparts.  This Agreement may be separately executed
                     ------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 10.11.  Restatement.  This Agreement amends and restates the
                     -----------
Existing Agreement in its entirety, effective as of the Closing Date, and all of the terms and provisions hereof shall supersede the terms and provisions thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                              WESTERN GAS RESOURCES, INC.



                              By:____________________________________
                                 Name:
                                 Title:


                              NATIONSBANK OF TEXAS, N.A., as
                              Agent, Issuing Bank and Lender



                              By:____________________________________
                                 Name:
                                 Title:


                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION



                              By:____________________________________
                                 Name:
                                 Title:


                              BANK OF MONTREAL



                              By:____________________________________
                                 Name:
                                 Title:


                              THE FIRST NATIONAL BANK OF BOSTON



                              By:____________________________________
                                 Name:
                                 Title:

                              CREDIT LYONNAIS CAYMAN ISLAND
                              BRANCH



                              By:____________________________________
                                 Name:
                                 Title:


                              CIBC INC.



                              By:____________________________________
                                 Name:
                                 Title:


                              COLORADO NATIONAL BANK



                              By:____________________________________
                                 Name:
                                 Title:


                              SOCIETE GENERALE, SOUTHWEST AGENCY



                              By:____________________________________
                                 Name:
                                 Title: